Exhibit 4.4


                        FOUNDATION HEALTH CORPORATION

                              PROFIT SHARING AND

                                 401(K) PLAN

               (Amended and Restated Effective January 1, 1994)



                                                  Plan Number:  001

                                                  EIN:  68-0014772




                              TABLE OF CONTENTS

                                                                 Page

          ARTICLE 1   INTRODUCTION  . . . . . . . . . . . . . . . . 1

          ARTICLE 2   DEFINITIONS . . . . . . . . . . . . . . . . . 1
               2.1    "Accounts"  . . . . . . . . . . . . . . . . . 1
               2.2    "Account Balance"   . . . . . . . . . . . . . 2
               2.3    "Actual Deferral Percentage"  . . . . . . . . 2
               2.4    "Adjustment Factor" . . . . . . . . . . . . . 2
               2.5    "Administrator" . . . . . . . . . . . . . . . 2
               2.6    "Affiliated Group"  . . . . . . . . . . . . . 2
               2.7    "After-Tax Contributions" . . . . . . . . . . 2
               2.8    "After-Tax Contribution Account"  . . . . . . 2
               2.9    "After-Tax Contribution Election"   . . . . . 3
               2.10   "Annuity Starting Date" . . . . . . . . . . . 3
               2.11   "Average Actual Deferral Percentage"  . . . . 3
               2.12   "Average Contribution Percentage" . . . . . . 3
               2.13   "Beneficiary" . . . . . . . . . . . . . . . . 3
               2.14   "Board of Directors"  . . . . . . . . . . . . 3
               2.15   "Code"  . . . . . . . . . . . . . . . . . . . 3
               2.16   "Company" . . . . . . . . . . . . . . . . . . 3
               2.17   "Compensation"  . . . . . . . . . . . . . . . 3
               2.18   "Contribution Percentage" . . . . . . . . . . 4
               2.19   "Deferral Election" . . . . . . . . . . . . . 4
               2.20   "Deferred Salary Account" . . . . . . . . . . 4
               2.21   "Deferred Salary Contribution"  . . . . . . . 4
               2.22   "Disability Retirement Date"  . . . . . . . . 4
               2.23   "Disabled"  . . . . . . . . . . . . . . . . . 4
               2.24   "Early Retirement Date" . . . . . . . . . . . 4
               2.25   "Effective Date"  . . . . . . . . . . . . . . 5
               2.26   "Employee"  . . . . . . . . . . . . . . . . . 5
               2.27   "Employer"  . . . . . . . . . . . . . . . . . 5
               2.28   "Employer Account"  . . . . . . . . . . . . . 5
               2.29   "Employer Contributions"  . . . . . . . . . . 6
               2.30   "Employment Commencement Date"  . . . . . . . 6
               2.31   "ERISA" . . . . . . . . . . . . . . . . . . . 6
               2.32   "Family Member" . . . . . . . . . . . . . . . 6
               2.33   "FHC Stock" . . . . . . . . . . . . . . . . . 6
               2.34   "FHC Stock Fund"  . . . . . . . . . . . . . . 6
               2.35   "Highly Compensated Employee" . . . . . . . . 6
               2.36   "Hour of Service" . . . . . . . . . . . . . . 8
               2.37   "Investment Funds"  . . . . . . . . . . . . . 7
               2.38   "Leased Employee" . . . . . . . . . . . . . . 8
               2.39   "Leave of Absence"  . . . . . . . . . . . . . 8
               2.40   "Married Participant" . . . . . . . . . . . . 8
               2.41   "Matching Rate" . . . . . . . . . . . . . . . 8
               2.42   "Nonhighly Compensated Employee"  . . . . . . 8
               2.43   "Normal Retirement Age" . . . . . . . . . . . 8
               2.44   "Normal Retirement Date"  . . . . . . . . . . 9
               2.45   "One-Year Period of Severance"  . . . . . . . 9
               2.46   "Participant" . . . . . . . . . . . . . . . . 9
               2.47   "Participation Commencement Date" . . . . . . 9
               2.48   "Period of Service" . . . . . . . . . . . . . 9
               2.49   "Period of Severance" . . . . . . . . . . . . 9
               2.50   "Plan"  . . . . . . . . . . . . . . . . . . . 9
               2.51   "Plan Year" . . . . . . . . . . . . . . . . . 9
               2.52   "Postponed Retirement Date" . . . . . . . . . 9
               2.53   "Prior Plan"  . . . . . . . . . . . . . . . . 9
               2.54   "Qualified Joint and Survivor Annuity"  . .  10
               2.55   "Qualified Matching Contribution" and
                      "Qualified Nonelective Contribution"  . . .  10
               2.56   "Reemployment Commencement Date"  . . . . .  10
               2.57   "Retirement Date" . . . . . . . . . . . . .  10
               2.58   "Rollover Account"  . . . . . . . . . . . .  10
               2.59   "Rollover Contribution" . . . . . . . . . .  10
               2.60   "Severance From Service Date" . . . . . . .  10
               2.61   "Spouse" or "Surviving Spouse " . . . . . .  11
               2.62   "Top-Paid Group"  . . . . . . . . . . . . .  11
               2.63   "Total Compensation"  . . . . . . . . . . .  11
               2.64   "Total Compensation Plus Deferrals" . . . .  12
               2.65   "Trust Agreement" . . . . . . . . . . . . .  12
               2.66   "Trustee" . . . . . . . . . . . . . . . . .  12
               2.67   "Trust Fund"  . . . . . . . . . . . . . . .  12
               2.68   "Valuation Date"  . . . . . . . . . . . . .  12
               2.69   "Year of Service" . . . . . . . . . . . . .  12

          ARTICLE 3   PARTICIPATION . . . . . . . . . . . . . . .  12
               3.1    Plan Entry Date . . . . . . . . . . . . . .  12
               3.2    Rehired Employee  . . . . . . . . . . . . .  13
               3.3    Loss of Participant Status  . . . . . . . .  13
               3.4    Suspension of Participation . . . . . . . .  13

          ARTICLE 4   DEFERRED SALARY CONTRIBUTIONS AND
                      AFTER-TAX CONTRIBUTIONS . . . . . . . . . .  14
               4.1    Deferred Salary Contributions . . . . . . .  14
               4.2    Deferral Election . . . . . . . . . . . . .  15
               4.3    Suspension of, or Change in, Deferral
                      Election  . . . . . . . . . . . . . . . . .  15
               4.4    Deferral Percentage Limitation  . . . . . .  15
               4.5    Special Rules on Deferral Percentage
                      Limitation  . . . . . . . . . . . . . . . .  16
               4.6    Adjustment of Deferrals . . . . . . . . . .  17
               4.7    After-Tax Contributions . . . . . . . . . .  17
               4.8    After-Tax Contribution Election . . . . . .  17
               4.9    Suspension of, or Change in, After-Tax
                      Contributions . . . . . . . . . . . . . . .  18

          ARTICLE 5   EMPLOYER CONTRIBUTIONS  . . . . . . . . . .  18
               5.1    Employer Discretionary Contributions  . . .  18
               5.2    Employer Matching Contributions
                      (Effective Until 9/30/94) . . . . . . . . .  19
               5.2    Employer Matching Contributions
                      (Effective 10/1/94) . . . . . . . . . . . .  19
               5.3    Percentage Limitation on Employer
                      Matching Contributions and
                      After-Tax Contributions . . . . . . . . . .  20
               5.4    Special Rules for Contribution
                      Percentage Limit Testing  . . . . . . . . .  21
               5.5    Overall Limitation on Annual Additions  . .  21
               5.6    Special Rules . . . . . . . . . . . . . . .  22
               5.7    Definitions . . . . . . . . . . . . . . . .  24
               5.8    Reversion of Employer Contributions . . . .  25
               5.9    Timing of Employer Contributions  . . . . .  25

          ARTICLE 6   PARTICIPANTS' ACCOUNTS  . . . . . . . . . .  25
               6.1    Separate Accounts . . . . . . . . . . . . .  25
               6.2    Valuation of Funds  . . . . . . . . . . . .  26
               6.3    Investment of Contributions . . . . . . . .  26
               6.4    Change of Investment Election . . . . . . .  27
               6.5    Restrictions on Investment Elections of
                      Certain Participants  . . . . . . . . . . .  27
               6.6    Statements  . . . . . . . . . . . . . . . .  27

          ARTICLE 7   INVESTMENT OF FUNDS . . . . . . . . . . . .  27
               7.1    Trust Agreement . . . . . . . . . . . . . .  27
               7.2    Trust Fund  . . . . . . . . . . . . . . . .  28
               7.3    Independent Qualified Public Accountant . .  28

          ARTICLE 8   BENEFIT ELECTION AND BENEFICIARY
                      DESIGNATION PROCEDURES  . . . . . . . . . .  29
               8.1    Elections as to Form of Distribution  . . .  29
               8.2    Information on Form of Distribution . . . .  30
               8.3    Designation of Beneficiary for Death
                      Benefit . . . . . . . . . . . . . . . . . .  30
               8.4    Information on Death Benefits . . . . . . .  32

          ARTICLE 9   DISTRIBUTION OF BENEFITS  . . . . . . . . .  32
               9.1    Time of Distribution:  General Rule . . . .  32
               9.2    Earliest Time of Distribution . . . . . . .  33
               9.3    Latest Time of Distribution . . . . . . . .  33
               9.4    Normal Form of Benefit  . . . . . . . . . .  33
               9.5    Optional Forms of Benefit . . . . . . . . .  34
               9.6    Qualified Pre-Retirement Survivor Annuity .  34
               9.7    Small Benefits:  Immediate Lump Sum . . . .  35
               9.8    Investment of Account Balance of
                      Terminated Participant  . . . . . . . . . .  35
               9.9    Required Distributions  . . . . . . . . . .  35
               9.10   Direct Rollovers  . . . . . . . . . . . . .  36

          ARTICLE 10  VESTING, RETIREMENT, AND TERMINATION
                      OF EMPLOYMENT   . . . . . . . . . . . . . .  37
               10.1   Vesting in Deferred Salary, After-Tax and
                      Rollover Contributions  . . . . . . . . . .  37
               10.2   Vesting in Employer Account . . . . . . . .  37
               10.3   Vesting After Prior Distributions . . . . .  38
               10.4   Forfeitures . . . . . . . . . . . . . . . .  38

          ARTICLE 11  WITHDRAWALS   . . . . . . . . . . . . . . .  39
               11.1   Hardship Withdrawals  . . . . . . . . . . .  39
               11.2   Withdrawal of After-Tax Contributions . . .  41
               11.3   Loans to Participants . . . . . . . . . . .  41

          ARTICLE 12  DISTRIBUTION OF EXCESS DEFERRALS,
                      EXCESS CONTRIBUTIONS AND EXCESS
                      AGGREGATE CONTRIBUTIONS   . . . . . . . . .  44
               12.1   Distribution of Excess Deferrals  . . . . .  44
               12.2   Distribution of Excess Aggregate
                      Contributions . . . . . . . . . . . . . . .  46

          ARTICLE 13  ADMINISTRATION OF THE PLAN  . . . . . . . .  48
               13.1   Plan Administrator  . . . . . . . . . . . .  48
               13.2   Selection of Committee  . . . . . . . . . .  48
               13.3   Powers of the Administrator . . . . . . . .  49
               13.4   Selection and Replacement of Trustee  . . .  50
               13.5   Selection of Other Professional
                      Counselors  . . . . . . . . . . . . . . . .  50
               13.6   Reliance on Professional Counselors . . . .  51
               13.7   Plan Claim Procedures . . . . . . . . . . .  51
               13.8   Source of Payment of Expenses . . . . . . .  52
               13.9   Compensation of the Administrator . . . . .  53
               13.10  Fiduciary Liability Insurance   . . . . . .  53

          ARTICLE 14  AMENDMENT OR TERMINATION  . . . . . . . . .  53
               14.1   Right to Amend  . . . . . . . . . . . . . .  53
               14.2   Right to Discontinue Plan . . . . . . . . .  54
               14.3   Obligations Upon Merger, Consolidation
                      or Transfer . . . . . . . . . . . . . . . .  54
               14.4   Obligations Upon Termination, Partial
                      Termination or Discontinuance . . . . . . .  54
               14.5   Continued Funding After Plan Termination  .  55
               14.6   Distribution Upon Sale of Assets  . . . . .  55

          ARTICLE 15  GENERAL PROVISIONS  . . . . . . . . . . . .  55
               15.1   No Implied Employment Contract  . . . . . .  55
               15.2   Benefits Not Assignable . . . . . . . . . .  56
               15.3   Facility of Payment . . . . . . . . . . . .  56
               15.4   Source of Benefits  . . . . . . . . . . . .  56
               15.5   Lost Participants or Beneficiaries  . . . .  56
               15.6   Service in Several Fiduciary Capacities . .  57
               15.7   Construction of Plan  . . . . . . . . . . .  57
               15.8   Governing Law . . . . . . . . . . . . . . .  57
               15.9   Intent to Comply With Legal Requirements  .  57
               15.10  Annuity Contracts . . . . . . . . . . . . .  57
               15.11  Voting Rights . . . . . . . . . . . . . . .  58
               15.12  Other Instructions by Participants  . . . .  58

          ARTICLE 16  ROLLOVER CONTRIBUTIONS AND TRANSFERS  . . .  59
               16.1   Transfers From Other Plans  . . . . . . . .  59
               16.2   Rollover of Funds From Conduit
                      Individual Retirement Account (IRA) . . . .  60
               16.3   Mistaken Rollover . . . . . . . . . . . . .  60

          ARTICLE 17  TOP-HEAVY PROVISIONS  . . . . . . . . . . .  61
               17.1   Top-Heavy Plan Defined  . . . . . . . . . .  61
               17.2   Other Definitions . . . . . . . . . . . . .  62
               17.3   Top-Heavy Vesting . . . . . . . . . . . . .  63
               17.4   Top-Heavy Contributions . . . . . . . . . .  64
               17.5   Adjustment to Limitation on Annual
                      Additions . . . . . . . . . . . . . . . . .  64




                        FOUNDATION HEALTH CORPORATION

                              PROFIT SHARING AND

                                 401(k) PLAN

               (Amended and Restated Effective January 1, 1994)


                                   ARTICLE 1
                                 INTRODUCTION

          The Plan was most recently amended and restated, generally effective January 1, 1994, to read as set forth herein. The Plan was originally adopted effective
          April 1, 1989 as an amendment, restatement and continuation of the CPI Profit Sharing Plan sponsored by International Central Bank and Trust Corporation. The purpose of the Plan is to provide participating employees with retirement benefits by affording them the opportunity to elect to have a portion of their salary paid directly into the Plan on their behalf by the Company and the other Employers. This Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code and contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

          The Trust Agreement entered into in connection with this Plan shall continue in full force and effect pursuant to the applicable provisions of the Plan and is incorporated by reference and made part of this Plan.

          The Plan is subject to amendment or termination at any time pursuant to Article 14, including (without limitation) amendments to meet regulations and rules issued by the Secretary of the Treasury or his delegate or the Secretary of Labor. Certain capitalized terms used in the text of the Plan are defined in Article 2 in alphabetical order.


                                  ARTICLE 2
                                 DEFINITIONS

          The following words and phrases as used herein shall have the following meanings and the masculine and feminine gender shall be deemed to include the others, unless a different meaning is plainly required by the context:

               2.1  "Accounts" means the accounts that are
                    maintained for a Participant (or former
                    Participant) under the Plan, including the Deferred Salary Account, the Rollover Account, the After-Tax Contribution Account and the Employer Account.

               2.2 "Account Balance" means the sum of the amounts credited to a Participant's (or former
                    Participant's) Accounts, including interest and earnings as of any date.

               2.3 "Actual Deferral Percentage" means the ratio (expressed as a percentage) of the Deferred Salary Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year.

               2.4 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

               2.5  "Administrator" means the individual or
                    committee described in Article 13 which is responsible for the administration of the Plan.

               2.6 "Affiliated Group" means a group of one or more chains of corporations connected through stock ownership with the Company, if:

                    (A) Stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote or at least 80% of the total value of shares of all classes of stock of each of the corporations, except the Company, is owned by one or more of the other corporations; and

                    (B) The Company owns stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote or at least 80% of the total value of shares of all classes of stock of at least one of the other corporations excluding, in computing such voting power or value, stock owned directly by such other corporations.

                    In addition, the term 'Affiliated Group' includes any other entity that the Company has designated in writing as a member of the Affiliated Group for purposes of the Plan. An entity shall be considered a member of the Affiliated Group only with respect to periods for which such designation is in effect or during which the relationship described in Paragraphs (A) and (B) above exists.

               2.7 "After-Tax Contributions" means any amounts contributed to the Plan by the Participant pursuant to Section 4.7.

               2.8  "After-Tax Contribution Account" means the
                    Account described in Section 4.7.

               2.9 "After-Tax Contribution Election" means the election made by a Participant pursuant to
                    Article 4.8.

               2.10 "Annuity Starting Date" means the first day of
                    the first period for which an amount is payable as an annuity or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

               2.11 "Average Actual Deferral Percentage" means the
                    average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

               2.12 "Average Contribution Percentage" means the
                    average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

               2.13 "Beneficiary" means the person, persons or
                    entity designated in writing by the Participant (or by the Plan) pursuant to Article 8.

               2.14 "Board of Directors" means the Board of
                    Directors of the Company, as constituted from time to time.

               2.15 "Code" means the Internal Revenue Code of 1986,
                    as amended from time to time.

               2.16 "Company" means Foundation Health Corporation.

               2.17 "Compensation" means the total compensation
                    received from the Employer for personal
                    services rendered by a Participant during the Plan Year, including base salary, bonuses, commissions, overtime, shift differentials and amounts contributed to the Plan as Deferred Salary Contributions and After-Tax Contributions.

                    By way of illustration, but not by way of limitation, amounts not included in the definition of Compensation include relocation bonuses, author incentives, auto allowances or referral bonuses, income realized as a result of participation in any stock option, stock purchase or similar arrangement maintained by the Employer and tuition or other reimbursements.

                    The foregoing provision notwithstanding, for purposes of determining a Participant's Actual Deferral Percentage used in performing the average deferral percentage nondiscrimination test described in Section 4.4 (and Section 401(k)(3) of the Code) and his or her Contribution Percentage used in performing the average contribution percentage nondiscrimination test described in Section 5.3 (and Section 401(m)(2) of the Code), Compensation means the total compensation paid to the Participant by the Employer, other than compensation in the form of qualified or previously qualified deferred compensation, that is currently includable in the gross income of the Participant for income tax purposes.

                    Compensation for a Plan Year shall not exceed $150,000 (or such other amount as may be adopted by the Commissioner of Internal Revenue under Section 401(a)(17) of the Code). For purposes of the preceding sentence, Compensation of an individual who is one of the 10 most highly compensated Highly Compensated Employees or a five-percent owner shall be deemed to include the Compensation of such individual's spouse and any descendants under age 19. If such aggregated Compensation exceeds the Code Section 401(a)(17) limit, then the Compensation taken into account under the Plan for the individuals in each family aggregation group shall be reduced to meet such limit, and the reduced amount of Compensation taken into account be allocated among such individuals in proportion to Compensation (without regard to family aggregation).

               2.18 "Contribution Percentage" means the ratio
                    (expressed as a percentage) of the Employer
                    Matching Contributions and After-Tax
                    Contributions made under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year.

               2.19 "Deferral Election" means the portion of the
                    enrollment application on which a Participant authorizes and elects the percentage of his Compensation to be withheld by the Employer and contributed on behalf of the Participant to his Deferred Salary Account.

               2.20 "Deferred Salary Account" means the Account
                    described in Section 4.1.

               2.21 "Deferred Salary Contribution" means the amount
                    withheld from the Compensation of a Participant and contributed by the Employer on behalf of a Participant pursuant to Section 4.1.

               2.22 "Disability Retirement Date" means a
                    Participant's Retirement Date, which shall be the first of any month following a Participant's termination of employment after becoming Disabled.

               2.23 "Disabled" mean a physical or mental condition
                    which totally and permanently prevents a Participant from engaging in any substantial gainful employment, provided the Participant is eligible for, and is receiving, disability benefits under the Social Security Act.

               2.24 "Early Retirement Date" means a Participant's
                    Retirement Date, which shall be the first of any month coincident with or following termination of employment and attainment of his 55th birthday.

               2.25 "Effective Date" means April 1, 1989.

               2.26 "Employee" means any employee of an Affiliated
                    Group member except the following:

                    (A) Any employee who is included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representative and an Employer if there is evidence that retirement benefits were the subject of good faith bargaining between the employee representative and the Employer; and

                    (B)  Any person who is an independent
                         contractor; and

                    (C)  Any employee who is a nonresident alien
                         who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States; and

                    (D)  Any other group of individuals that the
                         Company has designated in writing as
                         ineligible for Employee status.

                    Notwithstanding the foregoing, the term
                    'Employee' shall also include Leased Employees; provided, however, if such Leased Employees constitute less than twenty (20) percent of the Affiliated Group's Nonhighly Compensated Workforce, then the term 'Employee' shall not include such Leased Employees as are covered by a safe harbor plan under Code Section 414(n)(5).

               2.27 "Employer" means the Company and each other
                    member of the Affiliated Group which has been designated as an Employer by the Company and which has elected to contribute to the Plan.
                    In addition, a particular division or separate operating unit of a member of the Affiliated Group may be designated as a separate Employer from the Affiliated Group member of which it is a part, including the ability to make separate elections as to the amount of Employer Contributions. A member of the Affiliated Group and/or a division or separate operating unit of an existing Employer may be designated as a separate Employer as of the first day of any calendar month only if the designation is made before such date.

               2.28 "Employer Account" means the account into which
                    Employer Contributions made on behalf of a Participant pursuant to Article 5, and earnings on those contributions, shall be credited.

               2.29 "Employer Contributions" means "Employer
                    Discretionary Contributions" and/or "Employer Matching Contributions" contributed on behalf of a Participant as described in Article 5.

               2.30 "Employment Commencement Date" means the date
                    on which an Employee first performs an Hour of Service for an Affiliated Group member.

               2.31 "ERISA" means the Employee Retirement Income
                    Security Act of 1974, as amended from time to time.

               2.32 "Family Member" means the spouse, lineal
                    ascendants and descendants of the Employee and the spouse of such lineal ascendants and descendants.

               2.33 "FHC Stock" means the common stock, $0.01 par
                    value, of the Company.

               2.34 "FHC Stock Fund" means a part of the Trust
                    Fund, as described in Section 7.2.  The FHC
                    Stock Fund shall be invested and reinvested exclusively in FHC Stock, except that, pending investment in FHC Stock, amounts designated for investment in the FHC Stock Fund may be invested temporarily in interest-bearing short-term investment instruments selected by the Trustee.

               2.35 "Highly Compensated Employee" for any Plan Year
                    means:

                    (A) Any active Employee who was a five percent (5%) owner at any time during the look-back year or the determination year;

                    (B) Any active Employee who, during the look-back year:

                         (1)  Received Total Compensation Plus
                              Deferrals of more than $75,000 (or
                              such larger amount as may be adopted
                              by the Commissioner of Internal
                              Revenue to reflect a cost-of-living
                              adjustment);

                         (2)  Received Total Compensation Plus
                              Deferrals of more than $50,000 (or
                              such larger amount as may be adopted
                              by the Commissioner of Internal
                              Revenue to reflect a cost-of-living
                              adjustment) and was a member of the
                              Top-Paid Group; or

                         (3)  Was an officer of a member of the
                              Affiliated Group and received Total
                              Compensation Plus Deferrals of more
                              than fifty percent (50%) of the
                              dollar limitation in effect under
                              Section 415(b)(1)(A) of the Code; and

                    (C)  Any active Employee who, during the
                         determination year:

                         (1)  Met one of the three requirements set
                              forth in Paragraph (B) above; and

                         (2)  Was one of the 100 Employees who
                              received the highest Total
                              Compensation Plus Deferrals from the
                              Affiliated Group.

                    If no officer has satisfied the Total
                    Compensation Plus Deferrals requirement of
                    Subparagraph (B)(3) above during a
                    determination year or a look-back year (as the case may be), then the highest paid officer for such year shall be treated as a Highly
                    Compensated Employee.

                    If an Employee is, during a determination year or a look-back year, a Family Member of a five percent (5%) owner who is an active or former Employee or of a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Total Compensation Plus Deferrals paid during such year, then the Family Member and the five percent (5%) owner or top-10 Highly Compensation Employee shall be aggregated. In that event, the Family Member and the five percent (5%) owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving the compensation and Plan contributions of the Family Member and the five percent (5%) owner or top-10 Highly Compensated Employee.

                    For purposes of this Section 2.35, the
                    determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

                    The term 'Highly Compensated Employee' shall also include a former Employee who separated from service (or was deemed to have separated from service) prior to the determination year, performs no service for any member of the Affiliated Group during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                    The determination of who is a Highly
                    Compensated Employee, including the
                    determinations of the number and identity of Employees in the Top-Paid Group, the top 100 Employees, the number of Employees treated as officers and the Total Compensation Plus Deferrals that is considered, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

               2.36 "Hour of Service" means each hour for which an
                    Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Affiliated Group member.

               2.37 "Investment Funds" means, to the extent
                    applicable, one or more of the FHC Stock Fund and the other investment funds offered under the Plan.

               2.38 "Leased Employee" means an individual (i) who
                    does not have a common-law employment
                    relationship with a member of the Affiliated
                    Group, (ii) who has provided services to a member or members of the Affiliated Group of a type performed by individuals who are common-law employees of members of the Affiliated Group, on a substantially full-time basis for a period of at least one year and (iii) who provides services to a member or members of the Affiliated Group pursuant to an agreement between a member or members of the Affiliated Group and another individual.

               2.39 "Leave of Absence" means an absence authorized
                    by the Employer under its standard personnel practices as applied in an uniform and non-discriminatory manner to all persons similarly situated, provided the Employee resumes service with the Employer within the period specified in the authorization for the Leave of Absence.

                    For purposes of determining an Employee's
                    Severance From Service Date, a Leave of Absence shall not exceed a period of twelve (12) consecutive months. Service in the Armed Forces of the United States of America shall constitute an authorized leave of absence provided (i) the Employee leaves the employ of the Employer to enter the service of the Armed Forces of the United States of America through the operation of a compulsory military service law or pursuant to leave granted by the Employer, and (ii) the Employee returns to the employ of the Employer within the period provided by law for the protection of his re-employment rights.

               2.40 "Married Participant" means a Participant who
                    is lawfully married on the date benefits are elected or become payable under the Plan.

               2.41 "Matching Rate" is defined in Paragraph (A) of
                    Section 5.2.

               2.42 "Nonhighly Compensated Employee" shall mean an
                    Employee who is neither a Highly Compensated
                    Employee nor a Family Member.

               2.43 "Normal Retirement Age" means age 65.

               2.44 "Normal Retirement Date" means the first day of
                    the month coincident with or next following a Participant's attainment of Normal Retirement
                    Age.

               2.45 "One-Year Period of Severance" means a twelve
                    (12) consecutive month period beginning on a Severance From Service Date and ending on the first anniversary of such date, provided the Employee has not performed an Hour of Service for an Affiliated Group member during such period.

               2.46 "Participant" means an Employee who becomes a
                    Participant pursuant to Article 3 and who continues to be entitled to any benefits under the Plan.

               2.47 "Participation Commencement Date" means the
                    date on which an Employee first becomes a Participant, which shall be the first day of January, April, July or October.

               2.48 "Period of Service" means a period of service
                    commencing on an Employee's Employment
                    Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on his Severance From Service Date. All Periods of Service shall be aggregated.

                    If an Employee severs from service by reason of a quit, discharge, or retirement and the Employee then performs an Hour of Service within twelve (12) months of the Severance From Service Date, then such Period of Severance shall be taken into account for purposes of eligibility and vesting.

               2.49 "Period of Severance" means the period of time
                    commencing on an Employee's Severance From
                    Service Date and ending on the date on which the Employee again performs an Hour of Service for an Affiliated Group member.

               2.50 "Plan" means this Foundation Health Corporation
                    Profit Sharing and 401(k) Plan, as amended and restated from time to time.

               2.51 "Plan Year" means the calendar year.

               2.52 "Postponed Retirement Date" means a
                    Participant's Retirement Date, which shall be the first of any month coincident with or next following his termination of employment after his Normal Retirement Date.

               2.53 "Prior Plan" means the CPI Profit Sharing Plan,
                    as in effect immediately prior to the Effective
                    Date.

               2.54 "Qualified Joint and Survivor Annuity" (or
                    "QJSA") means an annuity payable for the life of the Participant with a survivor annuity for the life of the Surviving Spouse which is equal to at least 50%, but no more than 100%, of the annuity payable during the joint lives of the Participant and Spouse that can be purchased with the Participant's Account Balance.

               2.55 "Qualified Matching Contribution" and
                    "Qualified Nonelective Contribution" means an Employer Contribution described in Section 5.1(D) which is subject to the nonforfeitability and distribution limitations of Treasury Regulation Section 1.401(k)-1(c) and (d).

               2.56 "Reemployment Commencement Date" means the
                    first day following a Period of Severance on which an Employee performs an Hour of Service for an Employer.

               2.57 "Retirement Date" means a Participant's date of
                    actual retirement which shall be his Normal
                    Retirement Date, Early Retirement Date,
                    Postponed Retirement Date or Disability
                    Retirement Date, whichever is applicable.

               2.58 "Rollover Account" means the Account described
                    in  Article 16.

               2.59 "Rollover Contribution" means the contributions
                    received by the Plan from a Participant
                    pursuant to Article 16 and maintained in the Rollover Account.

               2.60 "Severance From Service Date" means the earlier
                    of:

                    (A)  The date on which an Employee quits,
                         retires, is discharged, or dies; or

                    (B)  (1)  The first anniversary of the first
                              day of a period in which an Employee
                              remains absent from service (with or
                              without pay) with the Affiliated
                              Group member for any reason other
                              than quit, retirement, discharge or
                              death, such as vacation, holiday,
                              sickness, disability, Leave of
                              Absence or lay-off; or

                         (2)  The second anniversary of the first
                              day of a period in which an Employee
                              remains absent from service (with or
                              without pay) with an Affiliated Group
                              member by reason of pregnancy, the
                              birth of the Employee's child, the
                              placement of a child with the
                              Employee in connection with the
                              adoption of such child by such
                              Employee, or the need to care for
                              such Employee's child during the
                              period immediately following such
                              child's birth or placement.

                              A Participant shall receive credit
                              under the Plan for an absence from
                              service under the foregoing paragraph
                              on account of pregnancy, the birth of
                              the Employee's child, child placement
                              or child care, effective on or after
                              January 1, 1985, provided, however,
                              that the Participant shall not be so
                              credited unless such Employee
                              furnishes the Administrator such
                              timely information as the
                              Administrator may require to
                              establish that the absence from
                              employment is for such reasons.

               2.61 "Spouse" or "Surviving Spouse" means a
                    Participant's current spouse or surviving spouse, provided, however, that a former spouse will be treated as a Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in
                    Section 414(p) of the Code and procedures adopted by the Company.

               2.62 "Top-Paid Group" for any Plan Year means the
                    top 20% (in terms of Total Compensation Plus
                    Deferrals) of all Employees of the Affiliated
                    Group, excluding the following:

                    (A)  Any Employee covered by a collective
                         bargaining agreement who is not eligible to become a Participant;

                    (B)  Any Employee who is a nonresident alien
                         with respect to the United States who
                         receives no income from a source within
                         the United States from a member of the
                         Affiliated Group;

                    (C) Any Employee who has not completed a six-month Period of Service at the end of the Plan Year;

                    (D) Any Employee who normally works less than 171/2 hours per week;

                    (E) Any Employee who normally works not more than six months during a year; and

                    (F) Any Employee who has not attained the age of 21 at the end of the Plan Year.

               2.63 "Total Compensation" means "wages" as defined
                    in Section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in "wages" based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Total Compensation shall be subject to the $150,000 limit described in Section 2.17.

               2.64 "Total Compensation Plus Deferrals" means Total
                    Compensation as defined in the preceding
                    Section 2.63, but modified:

                    (A)  To include all amounts deferred but not
                         refunded under a cafeteria plan, as such term is defined in Section 125(c) of the Code, or under a plan, including this Plan, qualified under Section 401(k) of the Code; and

                    (B)  To include Total Compensation for each
                         Plan Year in excess of the $150,000 limit described in Section 2.17 above.

               2.65 "Trust Agreement" means the trust agreement
                    between the Company and the Trustee,
                    established for the purpose of funding benefits under the Plan, or any successor trust agreement or agreements.

               2.66 "Trustee" means the trustee acting as such
                    pursuant to the Trust Agreement, or any
                    successor or successors.

               2.67 "Trust Fund" means all such money or other
                    property which is held by the Trustee, pursuant to the terms of the Agreement.

               2.68 "Valuation Date" means the last business day of
                    each month.

               2.69 "Year of Service" means a Period of Service
                    equal to three hundred sixty-five (365) days of service included in a Period of Service.


                                  ARTICLE 3
                                PARTICIPATION

               3.1  Plan Entry Date

                    (A) An Employee other than a Leased Employee, who was a Participant in the Prior Plan immediately prior to the Effective Date shall become a Participant in the Plan on the Effective Date.

                    (B) An Employee other than a Leased Employee not described in subsection (A) shall become a Participant in the Plan on the first Participation Commencement Date following the date on which he performs an Hour of Service for an Employer; provided, however that if such Participation Commencement Date shall occur within a period during which the Employee is absent from service for any reason other than a quit, discharge or retirement, then such Employee shall become a Participant retroactively as of such Participation Commencement Date on the date he subsequently performs an Hour of Service for an Employer. The foregoing notwithstanding, an Employer which has become an Affiliated Group member as the result of a merger, acquisition, consolidation or similar transaction with the Company, may designate the Participation Commencement Date as of which any of its Employees, other than Leased Employees, shall first commence participation in the Plan.

               3.2  Rehired Employee

                    A Participant whose participation ceased because of a separation from service and who again becomes an Employee shall become eligible to participate on his Reemployment Commencement Date. Deferred Salary Contributions and/or After-Tax Contributions shall be made on behalf of such Participant as soon as administratively practicable after the Participant records the appropriate elections with the Administrator.

               3.3  Loss of Participant Status

                    An Employee who becomes a Participant shall continue to be a Participant in the Plan until his entire plan benefit has been distributed, whether or not he continues to make Deferred Salary Contributions or After-Tax Contributions.

               3.4  Suspension of Participation

                    A Participant who ceases to be an Employee but remains an employee of an Employer shall be a "suspended participant" and shall have his participation suspended. A suspended participant shall not be entitled to make After-Tax Contributions to the Plan, to have Deferred Salary Contributions made on his behalf to the Plan, or to receive an allocation of Employer Contributions. During the period of suspension, the suspended participant's service shall continue to be considered for Plan vesting purposes and investment earnings shall continue to accrue with respect to the suspended participant's Account.

                    The suspension shall be removed and a suspended participant shall again become eligible to participate and elect to make Deferred Salary Contributions and/or After-Tax Contributions when he again becomes an Employee by completing a new Deferral Election and After-Tax Contribution Election.


                                  ARTICLE 4
          DEFERRED SALARY CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS

               4.1  Deferred Salary Contributions

                    (A) Subject to the limitations established by this Article and Article 5, each Participant who is not a Highly Compensated Employee may elect to have his Employer contribute from two percent (2%) to ten percent (10%) of the Participant's Compensation directly into the Plan instead of paying such amount to the Participant. Contributions made in this manner shall be called Deferred Salary
                         Contributions.   Subject to the
                         limitations established by this Article
                         and Article 5, each Participant who is a Highly Compensated Employee may elect to have his or her Employer contribute from two percent (2%) to six percent (6%) of such Participant's Compensation directly into the Plan instead of paying such amount to the Participant. A
                         Participant's Deferred Salary
                         Contributions shall be credited to his
                         Deferred Salary Account.

                    (B) All Deferred Salary Contributions shall be forwarded by the Employer to the Trustee as soon as administratively practicable after the contributions have been withheld. In no event shall Deferred Salary Contributions be forwarded to the Trustee later than ninety (90) days from the date on which such amounts were withheld and would have otherwise been payable to the Participant as
                         Compensation.

                    (C)  Notwithstanding the foregoing, no
                         Participant's Deferred Salary
                         Contributions during any Plan Year (not
                         including any Deferred Salary
                         Contributions distributed to any
                         Participant for the Plan Year ending with such calendar year pursuant to Section 12.1), together with any other elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all plans, contracts or arrangements of the Affiliated Group, shall exceed $9,240 (or such larger amount as may be provided on account of cost-of-living adjustments pursuant to Sections 402(g)(5) and 415(d) of the Code. The limitation set by this paragraph (C) applies on an individual basis to all elective deferrals made by each Participant during a year under this or any other qualified plan.

                    (D)  It shall be the responsibility of each
                         Participant to coordinate his or her
                         salary deferrals as needed to meet this
                         limit in connection with any other plan or plans. The Company will not take account of deferrals made to any other plan and, except as required by law, no deferrals made under this Plan will be returned because the Participant's deferrals under another plan caused his total deferrals for a year to exceed the limit set forth in subsection (C), above.

               4.2  Deferral Election

                    Each Participant may deliver to the
                    Administrator a Deferral Election in accordance with procedures prescribed by the Administrator, directing his Employer to reduce his Compensation within the limits set forth in
                    Section 4.1.  Such election shall become
                    effective as of the date agreed upon between the Administrator and the Participant, provided that such date shall be subsequent to receipt of the Deferral Election by the Administrator.

               4.3  Suspension of, or Change in, Deferral Election

                    (A)  Suspension.  A Participant may elect to
                         suspend all Deferred Salary Contributions at any time by giving notice to the Administrator in a manner prescribed for that purpose by the Administrator. Any such election shall be effective as soon as administratively practicable following the date such notice is received by the Administrator.

                         By giving the Administrator such advance notice as may be prescribed by the Administrator, a Participant who has suspended all Deferred Salary
                         Contributions may resume such
                         contributions as of the first day of the calendar quarter next following receipt of such notice by the Administrator.

                    (B)  Change of Deferral Percentage.  A
                         Participant may elect to change the amount of his Deferred Salary Contribution on any January 1, April 1, July 1 or October 1, provided the Participant gives such prior notice to the Administrator as may be required by the Administrator in accordance with procedures established by the Administrator. The new deferral amount shall become effective as of the January 1, April 1, July 1 or October 1 following the expiration of the notice period with respect to contributions made subsequent to that January 1, April 1, July 1 or October 1.

               4.4  Deferral Percentage Limitation

                    Subject to the special rules of Section 4.5 and at such intervals as it shall deem proper, the Administrator shall review each Participant's Deferral Election in order to determine that the Deferred Salary Contributions with respect to all Participants satisfy one of the following tests:

                    (A) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

                    (B) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees by more than 2 percentage points. Notwithstanding the foregoing, the limit set forth in this subsection (B) shall be adjusted in accordance with Treasury Regulation Section 1.401(m)-2 to avoid duplicate use of the limit for any Highly Compensated Employee.

               4.5  Special Rules on Deferral Percentage Limitation

                    (A) For purposes of this Article, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Deferred Salary Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an affiliated Employer shall be determined as if all such Deferred Salary Contributions were made under a single arrangement.

                    (B)  For purposes of determining the Actual
                         Deferral Percentage of an Employee who is a Highly Compensated Employee to the extent provided in Code Section 414(q)(6)(A), the Deferred Salary Contributions and Compensation of such Employee shall include the Deferred Salary Contributions and Compensation of Family Members; and such Family Members shall be disregarded in determining the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees.

                    (C)  The determination and treatment of the
                         Deferred Salary Contributions and Actual
                         Deferral Percentage of any Participant
                         shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                    (D) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code Sections 401(a), 401(k) or 410(b), then all such aggregated plans, including the Plan,
                         shall be treated as a single plan for all purposes under all such Code Sections (except for purposes of the average benefit percentage provisions in Code
                         Section 410(b)(2)(A)(ii).

               4.6  Adjustment of Deferrals

                    In the event the Administrator determines that one of the tests set forth in Section 4.4 is not satisfied at the time of its review hereunder, it may require that one or more Participants adjust their Deferral Election for the next and subsequent payroll periods, in order that the test set forth in Section 4.4(A) or (B) is thereafter satisfied. In addition,
                    Article 12 shall apply if, at the end of the Plan Year, a test in Section 4.4(A) or (B) above is not satisfied.

               4.7  After-Tax Contributions

                    (A)  Subject to the limitations set forth in
                         Sections 5.3 and 5.5, each Participant who is not a Highly Compensated Employee may contribute from two percent (2%) to ten percent (10%) of the Participant's Compensation to the Plan as After-Tax Contributions. A Participant's After-Tax Contributions shall be credited to his After-Tax Contributions Account. Subject to the limitations set forth in Sections
                         5.3 and 5.5, each Participant who is a
                         Highly Compensated Employee may contribute from two percent (2%) to six percent (6%) of such Participant's Compensation to the Plan as After-Tax Contributions.

                    (B)  All After-Tax Contributions shall be
                         forwarded by the Employer to the Trustee as soon as administratively practicable but in no even later than ninety (90) days from the date on which such amounts were withheld and would have otherwise been payable to the Participant as
                         Compensation.

               4.8  After-Tax Contribution Election

                    Each Participant may make an After-Tax
                    Contribution Election in accordance with procedures prescribed by the Administrator directing his Employer to withhold After-Tax Contributions from the Participant's Compensation within the limits set forth in
                    Section 4.7(A).  Such election shall become
                    effective as of a date agreed upon between the Administrator and the Participant, provided that such date shall be subsequent to the receipt of the election by the Administrator.

               4.9  Suspension of, or Change in, After-Tax
                    Contributions

                    (A) A Participant may elect to suspend After-Tax Contributions at any time by giving notice to the Administrator in accordance with the procedures established for that purpose by the Administrator. Any such election shall be effective as soon as administratively practicable following the date such notice is received by the Administrator. By giving the
                         Administrator such advance notice as the Administrator may require, a Participant who has suspended all After-Tax Contributions may resume After-Tax Contributions as of the first day of the calendar quarter next following receipt of such notice by the Administrator.

                    (B)  A Participant may elect to change the
                         amount of his After-Tax Contributions on any January 1, April 1, July 1, or
                         October 1, provided the Participant gives such advance notice as the Administrator may require in accordance with procedures established by the Administrator. The new contribution amount shall become effective as of the January 1, April 1, July 1, or October 1 following the expiration of the notice period with respect to contributions made subsequent to that January 1, April 1, July 1, or October 1.


                                  ARTICLE 5
                            EMPLOYER CONTRIBUTIONS

               5.1  Employer Discretionary Contributions

                    (A) Employer Discretionary Contributions, if any, for each Plan Year shall be made in such amounts (or under such formula) as each Employer shall determine annually in its discretion; provided, however, that such Employer Discretionary Contributions shall not be made for any Plan Year in amounts which cannot be allocated to any Participant's Account by reason of the limitation described in Sections 5.5 and 5.6.

                    (B) All Employer Discretionary Contributions shall be invested in accordance with the provisions of Article 6 and shall be made in cash or FHC Stock or a combination of cash and FHC Stock.

                    (C)  Subject to the limitations otherwise
                         contained in this Article, Employer
                         Discretionary Contributions made pursuant to this Section shall be allocated to the Employer Account of each Participant who is an Employee of the Employer on the last business day of the Plan Year. A Participant who has a Severance From Service Date during the Plan Year because of death or retirement on a Retirement Date shall be deemed to be an Employee on the last business day of the Plan Year.
                         If Employer Discretionary Contributions
                         are made in FHC Stock, FHC Stock shall be valued at the last-transaction price on the New York Stock Exchange (or such other national securities exchange on which the Company's stock is primarily trading) and reported by The Wall Street Journal with respect to the date as of which Employer Discretionary Contributions are allocated to Employer Accounts under this Section. If the Valuation Date falls on other than a trading day, FHC Stock shall be valued as of the most recent trading day preceding the Valuation Date.

                    (D) Employer Discretionary Contributions made pursuant to this Section shall be allocated in the manner designated by the Employer at the time such contribution is made; provided, however, that such manner of allocation does not discriminate in favor of Participants who are Highly Compensated Employees. It is the intention of the Company and the other Employers that Employer Discretionary Contributions be allocated either (i) to all Participants of the Employer in the proportion that the Compensation of each such Participant for the Plan Year bears to the total Compensation of all of such Participants for such Plan Year, or
                         (ii) as Qualified Nonelective
                         Contributions or Qualified Matching
                         Contributions to be allocated only to
                         certain Nonhighly Compensated Employees as designated by the Employer for the purpose of ensuring that the Plan satisfies the deferral percentage and contribution percentage limitations described in Sections 4.4 and 5.3. If no allocation method is specified at the time of contribution, Qualified Nonelective
                         Contributions and Qualified Matching
                         Contributions will be allocated to
                         Nonhighly Compensated Employees based upon
                         Compensation in accordance with Section
                         5.1(D)(i) above.

               5.2  Employer Matching Contributions

                    (A) For each calendar month, each Employer may make an Employer Matching Contribution to the Plan. The amount of an Employer's Matching Contribution for a calendar month shall be equal to:

                         (1)  The Employer's Matching Rate
                              multiplied by the aggregate of the
                              Deferred Salary Contributions and/or
                              After-Tax Contributions (as limited
                              by Section 5.3) made for such month
                              by all Participants employed by the
                              Employer during such month; less

                         (2)  Any forfeiture from Employer Accounts
                              attributable to former Employees of
                              the Employer.

                         Monthly Deferred Salary Contributions
                         and/or After-Tax Contributions on behalf of each Participant in excess of 6% of his or her Compensation for such month shall be disregarded.

                         For purposes of this Paragraph (A) of this
                         Section 5.2, the 'Matching Rate' means a percentage from 0% to 100%, as determined by each Employer for a Plan Year or for the balance of a Plan Year. An Employer's Matching Rate shall remain in effect until changed by the Employer to another permissible rate.

               5.3  Percentage Limitation on Employer Matching
                    Contributions and After-Tax Contributions

                    At such intervals as it shall deem proper, the Administrator shall review the Employer Matching Contributions made for Participants in order to determine that such Employer Matching Contributions and After-Tax Contributions, with respect to all Participants, satisfy one of the following tests:

                    (A)  The Average Contribution Percentage for
                         Participants who are Highly Compensated
                         Employees for the Plan Year shall not
                         exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

                    (B)  The Average Contribution Percentage for
                         Participants who are Highly Compensated
                         Employees for the Plan Year shall not
                         exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees by more than 2 percentage points. Notwithstanding the foregoing, the limit set forth in this subsection (B) shall be adjusted in accordance with Treasury Regulation
                         Section 1.401(m)-2 to avoid duplicate use of the limit for any Highly Compensated Employee.

               5.4  Special Rules for Contribution Percentage Limit
                    Testing

                    (A)  For purposes of this Article, the
                         Contribution Percentage for any
                         Participant who is a Highly Compensated
                         Employee for the Plan Year and who is
                         eligible to make After-Tax Contributions or to receive Employer Matching Contributions allocated to his Account under two or more plans described in
                         Section 401(a) of the Code that are
                         maintained by the Employer shall be
                         determined as if all such After-Tax
                         Contributions and Employer Matching
                         Contributions were made under a single
                         plan.

                    (B) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Article shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan.

                    (C)  For purposes of determining the
                         Contribution Percentage of a Participant who is a Highly Compensated Employee, After-Tax Contributions, Employer Matching Contributions and Compensation of such Participant shall include the After-Tax Contributions, Employer Matching
                         Contribution and Compensation of Family
                         Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Participants who are Nonhighly Compensated Employees.

                    (D)  The determination and treatment of the
                         Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               5.5  Overall Limitation on Annual Additions

                    Any other provision of this Plan
                    notwithstanding, in no event shall the Annual
                    Additions allocated to a Participant for any Limitation Year exceed the lesser of:

                    (A)  Twenty-five percent (25%) of the
                         Participant's Total Compensation for the
                         Limitation Year; or

                    (B) Thirty thousand dollars ($30,000) (or, if greater, 1/4 of the amount in effect under
                         Section 415(b)(1)(A) of the Code for such Limitation Year.)

                    The compensation limitation referred to in Paragraph (A) shall not apply to:

                         (1)  Any contribution for medical benefits
                              (within the meaning of Section
                              (A)(f)(2) of the Code) after
                              separation from service which is
                              otherwise treated as an Annual
                              Addition, or

                         (2)  Any amount otherwise treated as an
                              Annual Addition under Section
                              415(l)(1) of the Code.

                    If a Participant's Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced in the order in which they are listed in Section 5.7(a). If a Participant's Annual Additions would exceed the foregoing limitation as a result of a reasonable error in estimating a Participant's Total Compensation or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justifies this method of allocation, the excess amount shall be withheld or taken from a Participant's Account and held in a suspense account to be used to reduce future contributions for the Participant (or, if the Participant ceases to be an Employee, for remaining active Participants) in succeeding Limitation Years, as necessary.

               5.6  Special Rules

                    (A)  Participation in Other Defined
                         Contribution Plan.  The limitation of
                         Section 5.5 and 5.6 with respect to any
                         Participant who at any time has
                         participated in any other qualified
                         defined contribution plan (as defined in Section 3(34) of ERISA and Section 414(i) of the Code) maintained by the Company shall apply as if the total contributions allocated under all such defined contribution plans in which the Participant has participated were allocated under one plan.

                    (B) Participation in This Plan and a Defined Benefit Plan. If a Participant has at any time been a participant in a qualified defined benefit plan (as defined in Section 3(35) of ERISA and Section 414(j) of the Code) and that is not part of a floor-offset arrangement (as defined in
                         Section 414(k) of the Code) maintained by the Company, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for any year shall not exceed one (1).

                         In the event said sum of the Defined
                         Benefit Plan Fraction and the Defined
                         Contribution Plan Fraction would otherwise exceed 1.0 for any Plan Year, the projected annual retirement income benefit under the Company-sponsored defined benefit plan shall be limited, to the extent necessary, to reduce said Defined Benefit Plan Fraction so that the sum of the two fractions hereunder does not exceed the foregoing 1.0 limitation.

                         For purposes of the foregoing paragraph
                         only:

                         (1)  The "Defined Benefit Plan Fraction"
                              for any Limitation Year is a
                              fraction, the numerator of which is
                              the Participant's projected annual
                              retirement income benefit under all
                              defined benefit plans, maintained by
                              the Company determined as of the end
                              of the Limitation Year, and the
                              denominator of which is the lesser
                              of:

                              (a)  The product of 1.25 multiplied
                                   by the dollar limitation in
                                   effect under Code Section
                                   415(b)(1)(A) for the Limitation
                                   Year; or

                              (b)  The product of 1.4 multiplied by
                                   one hundred percent (100%) of
                                   the Participant's average Total
                                   Compensation for the three (3)
                                   consecutive calendar years
                                   during which his Total
                                   Compensation was the highest.

                         (2)  The "Defined Contribution Plan
                              Fraction" for any Limitation Year is
                              a fraction, the numerator of which is
                              the sum of the Annual Additions to
                              the accounts of the Participant in
                              all defined contribution plans
                              maintained by the Company (as of the
                              end of the Limitation Year) for the
                              Limitation Year and all preceding
                              Limitation Years, and the denominator
                              of which is the sum of the lesser of
                              the following amounts, determined for
                              such Limitation Year and for each
                              prior Limitation Year of service with
                              the Company:

                              (a)  The product of 1.25 multiplied
                                   by $30,000 (as adjusted pursuant
                                   to Section 415(d)(1)(B)); or

                              (b)  The product of 1.4 multiplied by
                                   twenty-five percent (25%) of the
                                   Participant's Total Compensation
                                   for such Limitation Year.

                    (C)  Adjustment of Limitation for Years of
                         Service or Participation

                         (1)  In the case of a Participant who has
                              completed less than ten years of
                              participation in any Company-
                              sponsored defined benefit plans, the
                              limitation set forth in Section
                              5.6(B)(1)(a) shall be adjusted by
                              multiplying such amount by a
                              fraction, the numerator of which is
                              the Participant's number of years (or
                              part thereof) of participation in
                              Company-sponsored defined benefit
                              plans and the denominator of which is
                              ten.

                         (2)  If a Participant has completed less
                              than ten years of service with the
                              Company, the limitation set forth in
                              Section 5.6(B)(1)(b) shall be
                              adjusted by multiplying such amount
                              by a fraction, the numerator of which
                              is the Participant's number of years
                              of service (or part thereof) and the
                              denominator of which is ten.

               5.7  Definitions

                    For purposes of Sections 5.5 and 5.6, the following definitions shall apply:

                    (A)  "Annual Addition" shall mean the amount
                         allocated to a Participant's Account
                         during the Limitation Year that
                         constitutes:

                         (1)  Deferred Salary Contributions,

                         (2)  After-Tax Contributions,

                         (3)  Employer Contributions,

                         (4)  voluntary contributions (if any)

                         (5)  forfeitures, and

                         (6)  amounts described in Section
                              415(l)(1) and 419A(d)(2) of the Code.

                         Rollover Contributions shall not be
                         included in Annual Additions.

                    (B) "Company" shall include any other employer or employers (whether or not incorporated) which together with the Employers adopting the Plan are under common control as members of the same controlled group of corporations or affiliated service group as determined under Sections 414(b), (c) or (m) of the Code, as modified by Section 415(h), but only for the period during which such relationship exits.

                    (C)  "Limitation Year" shall mean the Plan
                         Year.

               5.8  Reversion of Employer Contributions

                    Except as provided in the following
                    paragraphs (A), (B), and (C), the assets of the Plan shall never inure to the benefit of any Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their Beneficiaries, and for defraying the expenses of administering the Plan.

                    (A)  In the case of an Employer Contribution
                         which is made by virtue of a mistake of
                         fact, such contribution shall be returned to the Employer within one (1) year after the payment of the contribution.

                    (B)  Employer Contributions are conditioned
                         upon the deductibility of the contribution under Section 404 of the Code, or any successor provision thereto and to the extent the deduction of such Employer Contribution is disallowed such Employer Contribution (to the extent disallowed), shall be returned to the Employer within one (1) year after such disallowance of the deduction.

               5.9  Timing of Employer Contributions

                    The Employer shall forward Employer
                    Discretionary Contributions and Employer
                    Matching Contributions to the Trustee for investment in the Trust Fund at such times as the Employer shall determine, but not later than the time prescribed by law for filing the Employer's Federal income tax return for the Plan Year plus extensions.


                                  ARTICLE 6
                            PARTICIPANTS' ACCOUNTS

               6.1  Separate Accounts

                    The Administrator shall maintain or cause to be maintained separate Accounts for each Participant which shall consist of his Deferred Salary Account, After-Tax Contributions Account, Rollover Account and Employer Account. To the extent necessary or appropriate, the Administrator may also maintain, or cause to be maintained, on behalf of each Participant, a separate accounting as to Employer Discretionary Contributions and Employer Matching Contributions contributed to the Employer Account, the earnings and losses thereon and expenses attributable thereto.

               6.2  Valuation of Funds

                    There shall be determined as of each Valuation Date, but prior to crediting of contributions made by each Employer and Employee since the preceding Valuation Date, the fair market value of all assets of each of the Investment Funds maintained pursuant to Article 7. The fair market value of FHC Stock shall be the last transaction price on the New York Stock Exchange and reported by The Wall Street Journal with respect to the Valuation Date. If the Valuation Date falls on other than a trading day, FHC Stock shall be valued as of the most recent trading day preceding the Valuation Date. Such valuation shall be determined in accordance with the principles of
                    Section 3(26) of ERISA and shall give effect to brokerage fees, transfer taxes, contributions, earnings, gains and losses, forfeitures, expenses, disbursements, and all other transactions during the valuation period since the preceding Valuation Date.

                    In making such determinations and in crediting net appreciation or depreciation to the Participant's Accounts, the Administrator may employ such accounting methods as the Administrator may deem appropriate in order to fairly reflect the fair market values of the Investment Funds and each Participant's Account. For this purpose the Administrator may rely upon information provided by the Trustee, the investment manager, or other persons believed by the Administrator to be competent.

               6.3  Investment of Contributions

                    A Participant shall make an investment election which shall cover his Deferred Salary Contributions, After-Tax Contributions,
                    Rollover Contributions and Employer
                    Contributions. The investment election shall be made in such minimum percentages as may be established by the Company from time to time to be invested in one or more of the Investment Funds available under the Plan. Any investment election made by a Participant shall be a continuing direction until changed in accordance with procedures established by the Company.

                    Each Participant is solely responsible for the selection of his investment options. The Trustee, the Administrator, the Employer and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. In the event no election is made by a Participant, amounts subject to his election will be invested by the Administrator in a money market fund or such other offered fund which shall provide the most safety for purposes of the protection of principal.

               6.4  Change of Investment Election

                    A Participant may change his investment
                    directions as to his Account Balances among and between the Investment Funds offered under the Plan in accordance with procedures established by the Company from time to time.

               6.5  Restrictions on Investment Elections of Certain
                    Participants

                    Any investment elections relating to FHC Stock that are made by Participants who are officers, directors or ten percent shareholders of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934 shall be subject to such restrictions as the Company may establish to enable such Participants and the Plan to comply with, or qualify for an exemption from, the restrictions of
                    Section 16(b) of the Securities Exchange Act of
                    1934.

               6.6  Statements

                    At least once annually the Administrator shall cause to be furnished to each Participant a statement showing the status of his Accounts as of the most recent Valuation Date and containing such other information as the Administrator shall determine.


                                  ARTICLE 7
                             INVESTMENT OF FUNDS

               7.1  Trust Agreement

                    (A)  The Company shall enter into a Trust
                         Agreement which shall be a part of the
                         Plan. All contributions made pursuant to the provisions of the Plan shall be paid into the Investment Funds maintained pursuant to the Plan and the Trust Agreement. All such payments and increments thereon shall be held and disbursed in accordance with the provisions of the Plan and Trust Agreement, as each shall be applicable under the circumstances. No person shall have any interest in, or right to, any part of the funds so held in the Trust Fund, except as expressly provided in the Plan or Trust Agreement.

                    (B)  The Trustee shall have the exclusive
                         authority and discretion to invest, manage and control the assets of the Plan, except to the extent that Participants have been given authority to direct the investment of their Accounts pursuant to Article 6 and Sections 15.11 and 15.12 and to the extent the Company has allocated the authority to manage Plan assets to one or more investment managers (within the meaning of Section 3(38) of ERISA). Any investment manager appointed by the Company shall have the exclusive authority to manage, including the power to direct the acquisition and disposition of, the Plan assets assigned to it by the Company. The Trustee may invest funds received in a temporary investment fund, or any other fund selected by the Trustee, until such time as he is directed to invest such funds by the investment manager(s), if any.

                    (C)  From time to time, the Company shall
                         estimate the Plan benefits and
                         administrative expenses to be paid out of the Trust Fund during the period for which the estimate is made and shall estimate the contributions to be made to the Plan during such period by Participants and by participating Employers. The Company shall inform the Trustee of the estimated cash needs of the Plan for each period with respect to which such estimates are made. Such estimates shall be made on an annual, quarterly, monthly or other basis, as the Company shall determine.

               7.2  Trust Fund

                    The Trust Fund shall be comprised of one or more Investment Funds, as determined from time to time by the Company, including (without limitation), the FHC Stock Fund. Such Investment Funds may be evidenced by appropriate bookkeeping entries or by a physical segregation of assets. At its discretion, and in a nondiscriminatory manner, the Company may change or eliminate one or more of the Investment Funds offered under the Plan.

               7.3  Independent Qualified Public Accountant

                    The Company shall engage an independent
                    qualified public accountant to conduct such examinations and to render such opinions as may be required by Section 103(a)(3) of ERISA. The Company in its discretion may remove and discharge the person so engaged, but in such case it shall first appoint a successor independent qualified public accountant to perform such examinations and render such opinions.


                                  ARTICLE 8
                             BENEFIT ELECTION AND
                      BENEFICIARY DESIGNATION PROCEDURES

               8.1  Elections as to Form of Distribution

                    (A) The Participant's election of an optional form of distribution under Section 9.2 shall be made on the prescribed form and filed with the Administrator. Such election may be made only during an election period consisting of the 90 consecutive days ending on the Participant's Annuity Starting Date. A Participant may revoke any election of an optional form of distribution (without the consent of the Administrator) at any time prior to the end of such election period. If the Participant, having revoked a prior election, does not make another election within such election period, then his or her Account Balance shall be distributed in the form specified in Section 9.1.

                    (B)  Any election involving a waiver of the
                         Qualified Joint and Survivor Annuity form of benefit shall not take effect unless the Participant's Spouse consents in writing to the election during such election period. The Spouse's consent shall (i) acknowledge the effect of the Participant's election, (ii) designate a form of benefits or a Beneficiary which may not be changed without spousal consent (or the consent of the Spouse must expressly permit designations by the Participant without further requirement of consent by the Spouse), and (iii) shall be witnessed by a notary public or, if permitted by the Company, by a representative of the Plan. Any consent under this Section shall be valid only with respect to the Spouse who signs the consent. An election made by a Participant and consented to by the Spouse may be revoked by the Participant, in writing, without the consent of the Spouse, anytime prior to the Participant's Annuity Starting Date. Any new election must comply with the requirements of this Section.

                         The Spouse's consent shall not be required if the Participant (a) establishes to the Company's satisfaction that the Spouse's consent cannot be obtained because the Spouse cannot be located or because of other reasons deemed acceptable under applicable regulations and (b) agrees in writing that if the Company is compelled by a court of competent jurisdiction or other authority to pay all or any portion of the Participant's Account Balance to or on behalf of such Spouse, the Participant will indemnify the Company by paying to the Company, upon written demand, an amount equal to such payment, together with reasonable attorneys' fees and expenses.

               8.2  Information on Form of Distribution

                    (A) Notice of Distribution. The Administrator shall provide each Participant eligible to receive benefits under the Plan a general notice of distribution no less than thirty
                         (30) and no more than ninety (90) days
                         before the Participant's Annuity Starting
                         Date. The notice must be in writing and contain an explanation of the eligibility requirements for, the material features of, and sufficient additional information to explain the relative values of, the optional forms of benefit available under the Plan. If the Participant is married at the time he receives the general notice, the notice shall also include a description in non-technical language of the Qualified Joint and Survivor Annuity, the circumstances in which it will be provided unless a contrary election is made, the availability of an election not to receive benefits in the form of the Qualified Joint and Survivor Annuity, the ability to revoke the election and the financial effect of an election (or revocation of an election) not to receive benefits in the form of the Joint and Survivor Annuity and the rights of the Participant's Spouse with respect to the Joint and Survivor Annuity.

                    (B) Election of Optional Benefit Form. Upon receipt of the general notice of distribution, a Participant may elect to receive his benefits in an optional form. The election shall be made only during an election period consisting of the
                         90 consecutive days ending on the
                         Participant's Annuity Starting Date, or, if the Participant makes a timely request for additional information, at least sixty
                         (60) days following the date such specific information is furnished to the Participant. Benefit payments shall be delayed if necessary to provide the full election period. Any election made under this paragraph may be revoked in writing during the election period, and after the election has been revoked, another election may be made during the election period.

               8.3  Designation of Beneficiary for Death Benefit

                    (A) Each Participant may, at or after the time he becomes a Participant, designate one or more persons as a Beneficiary upon death. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments shall be made to each Beneficiary. The designation shall be made on the form and in a manner prescribed by the Administrator and shall become effective when filed with the Administrator. A Participant may, from time to time, change his Beneficiary by filing a new designation form with the Administrator. Any designation or change in designation shall be effective only if the Participant designates his current Spouse as the Beneficiary, or, if the Participant designates someone other than the Spouse, such Spouse consents in writing to the designation in a manner consistent with the spousal consent rules described in
                         Section 8.1.  Prior to the death of the
                         Participant, no designated Beneficiary
                         shall acquire any interest in any
                         Participant's Account Balance and no
                         designation shall be effective unless the Administrator receives such designation before the Participant's death.

                    (B) Should the Participant designate a person other than (or in addition to) his Spouse as Beneficiary and not obtain the Spouse's consent to such designation, then any benefits payable under the Plan upon the Participant's death shall be paid to the Surviving Spouse unless the Surviving Spouse then consents to such other or additional designation in a manner consistent with Section 8.1.

                    (C) Should the Participant die without having any effectively-designated surviving
                         Beneficiary and if there is no surviving
                         Spouse, then the Beneficiary shall be the Participant's then living children, if any, in equal shares. If the Participant has neither Spouse nor children living at the time payment is to be made, then the estate of the Participant shall be the Beneficiary.

                    (D) If there is doubt as to the right of any Beneficiary to receive any amount, the Trustee, on instructions of the Administrator, may retain such amount until the rights thereto are determined, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Plan, Employer, Administrator or Trustee shall be under any other liability to any person in respect of such amount.

                    (E)  The death of any individual Beneficiary
                         prior to the death of the Participant
                         shall void the designation as to such
                         Beneficiary, but in the event of the death of any Beneficiary, subsequent to the death of the Participant, the right to receive amounts included in the designation shall (unless the Participant shall otherwise have instructed the Administrator in writing) pass under such Beneficiary's will, or by the laws of descent and distribution applicable to such Beneficiary.

                    (F) The marriage of a Participant shall void the designation of a Benefi- ciary, and any death benefits shall be subject to distribution in accordance with the provisions of Section 9.6. If the Participant shall again become an unmarried Participant, through divorce or death of a Spouse, the Participant shall again be entitled to make a Beneficiary designation pursuant to this Section.

               8.4  Information on Death Benefits

                    The Administrator shall provide to each Married Participant a written expla- nation of the Qualified Pre-Retirement Survivor Annuity described in Section 9.6 comparable to the information on distribution options described in Section 8.2.
                    Such explanation shall be provided within whichever of the following periods ends last:

                    (A) The three-year period beginning with the first day of the Plan Year in which the Participant attains age 32;

                    (B) The three-year period beginning with the first day of the first Plan Year for which the individual is a Participant; or

                    (C) In the case of a Participant who ceases to be an Employee before attaining age 35, the two-year period beginning one year before the Participant ceases to be an Employee and ending one year after the Participant ceases to be an Employee provided, however, that if the individual again becomes an Employee, the explanation shall be provided in accordance with subsection (A) or (B), above.


                                    ARTICLE 9
                             DISTRIBUTION OF BENEFITS

               9.1  Time of Distribution:  General Rule

                    Subject to Sections 9.2 and 9.3, a Participant's vested Account Balance shall be distributed to him or her on or about the date that he or she has elected. Within the 60-day period commencing
                    90 days before the Annuity Starting Date, the Company shall provide to each Participant the written explanation of his or her distribution options (including his or her right to defer receipt of the distribution) described in
                    Article 8. The distribution election shall be made in writing on the prescribed form, which shall be signed by the Participant and filed with the Company after he or she has received such explanation. Where applicable, the distribution election form shall include the written consent of the Participant to the distribution of his or her Plan Benefit before he or she attains age 65.

               9.2  Earliest Time of Distribution

                    Except as required by Section 9.3, a Participant's vested Account Balance shall not be distributed to him or her prior to the later of:

                    (A)  The date when the Participant ceases to
                         be an Employee;
               or

                    (B)  The date when the Company receives a
                         completed distribution election form (as described in Section 9.1).

               9.3  Latest Time of Distribution

                    If a Participant's Severance From Service Date occurs prior to his Normal Retirement Date, he may elect to receive his vested Account Balance at any time following his Severance From Service Date but no later than sixty days following his attainment of the Normal Retirement Age under the Plan. If an Employee continues to provides services for an Employer beyond Normal Retirement Age, he may elect to defer the receipt of his vested Account Balance beyond his Normal Retirement Date, but in no event shall such a Participant's vested Account Balance be distributed to him or her after the April 1 next following the close of the calendar year in which the Participant attains age 701/2 (whether or not the Participant ceased to be an Employee). If a Participant's vested Account Balance is (or at the time of any prior distribution was) greater than $3,500, but such Participant (and the Spouse if the Participant is a Married Participant) fails to consent to a distribution, the Participant's Account Balance shall be retained in the Plan until distributed pursuant to this Article no later than sixty (60) days following the Participant's attainment of his Normal Retirement Age under the Plan. If the Participant fails to file a timely distribution election form, Article 15.5 (relating to unlocated Plan Participants) may apply.

               9.4  Normal Form of Benefit

                    Subject to Article 8 and Section 9.4, and unless a Participant has elected an alternate method of distribution pursuant to Section 9.2, distributions of a Participant's vested Account Balance shall be made in the form of an annuity to be purchased from an insurance company in accordance with specifications contained in the Participant's retirement or distribution request. In the case of a Married Participant the annuity shall be in the form of a fifty percent (50%) Qualified Joint and Survivor Annuity. The amount used to purchase such annuity shall be the Participant's vested Account Balance as of the most recent practicable Valuation Date preceding his Annuity Starting Date.

               9.5  Optional Forms of Benefit

                    In lieu of the method of payment described in
                    Section 9.1, a Participant may (subject to the election procedures described in Article 8) elect, by written notice delivered to the Administrator and signed by the Participant prior to the date on which benefit payments would commence, to have his vested Account Balance distributed in one of the optional forms described in this Section.

                    (A) Lump Sum Option: The Participant's vested Account Balance shall be determined as of the most recent practicable Valuation Date preceding the date the Participant's distribution is to be made in the form of a single lump sum in cash.

                    (B) Installment Option: The Participant's vested Account Balance shall be distributed to the Participant in cash payments in quarterly, semiannual or annual installments of substantially nonincreasing designated amounts over a period of years certain.

                         If a Participant elects the installment
                         option, during the installment period, the remaining Account Balance shall be credited with a share of gains, losses, income and expenses of the Trust Fund in accordance with Articles 6 and 7, and the investment election procedure described in Section 6.3 shall remain available to Participants receiving installment distributions.

               9.6  Qualified Pre-Retirement Survivor Annuity

                    If a Participant dies prior to the commencement of payment of benefits under the Plan, the Surviving Spouse shall receive a survivor annuity for the life of the Surviving Spouse that can be purchased with the Participant's Account Balance unless the Participant waives the Qualified Pre-Retirement Survivor Annuity, with spousal consent. The Surviving Spouse may elect to receive a single lump sum payment equal to the Participant's Account Balance in lieu of the survivor annuity.
                    A Participant may waive the Qualified Pre-
                    Retirement Survivor Annuity with spousal consent on or after the first day of the Plan Year in which the Participant attains age 35. A Participant may waive the Qualified Pre-Retirement Survivor Annuity prior to age 35, with spousal consent, provided that the Participant has received the information set forth in Section 8.4 prior to his waiver, and provided further that such waiver shall become invalid upon the beginning of the Plan Year in which the Participant's 35th birthday occurs. If there is no new waiver after such date, the Participant's Surviving Spouse must receive the Qualified Pre-Retirement Survivor Annuity upon the Participant's death.

                    Any Qualified Pre-Retirement Survivor Annuity payable hereunder shall be provided by purchasing an annuity from a duly licensed insurance company. Upon purchase of such annuity in accordance with the terms of the Plan and transfer to the Participant or his Surviving Spouse, the Plan and the Trust Fund shall be discharged of all liability for benefits payable under the Plan, and the Participant and/or Surviving Spouse shall look solely to the insurance company for the payment of benefits.

                    Except as provided in Section 9.7, the
                    distribution of a Participant's vested Account Balance to his or her Surviving Spouse pursuant to this Section 9.6 may be made prior to the date that the Participant attained or would have attained his or her Normal Retirement Age only if such Surviving Spouse consents to such distribution in writing not more than 90 days before the Annuity Starting Date.

               9.7  Small Benefits:  Immediate Lump Sum

                    If a Participant's vested Account Balance
                    (determined as of the Valuation Date coincident with or next following the date of termination of employment) is not greater than $3,500, and such vested Account Balance was not greater than $3,500 at the time of any prior distribution, then it will be paid to the Participant in a single lump sum in cash as soon as administratively practicable. In the event that a Participant who receives a distribution pursuant to this subsection, which is less than one hundred percent (100%) of the value of his Account Balance again becomes an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, as described in Section 10.3, any forfeited amount shall be restored, as provided in Section 10.3.

               9.8  Investment of Account Balance of Terminated
                    Participant

                    In the event a Participant's employment with the Employer is terminated and the Participant elects to leave his Account Balance in the Plan, such Account Balance shall continue to be invested pursuant to the provisions of the Plan. In the event any investment alternative ceases to be offered as an investment alternative under the Plan, the portion of the Participant's Account Balance invested in such discontinued investment fund shall be liquidated and reinvested in a money market fund or such other offered fund which shall provide the most safety for purposes of the protection of principal.

               9.9  Required Distributions

                    In the event that a Participant dies after distribution of his or her Plan benefit has begun, then his or her remaining benefit shall be distributed at least as rapidly as under the distribution method in use at his or her death.
                    In the event that a Participant dies before any distribution of his or her Plan benefit has begun, then distribution of any death benefit under the Plan must be made (A) to a Beneficiary who is not the Participant's Surviving Spouse, over the Beneficiary's life or life expectancy, beginning not later than one year after the Participant's death; (B) to the Participant's Surviving Spouse, over the Surviving Spouse's life or life expectancy, beginning not later than the later of one year after the Participant's death or the date that the Participant attained or would have attained age 701/2; or (C) in all other cases, within five years after the Participant's death. All distributions under the Plan shall be made in accordance with the Income Tax Regulations under
                    Section 401(a)(9) of the Code, including Income Tax Regulations Section 1.401(a)(9)-2 or its successor. Such regulations are incorporated in the Plan by reference and shall override any inconsistent provisions of the Plan.

               9.10 Direct Rollovers

                    (i) The Direct Rollover Option. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 9.10, effective January 1,
                    1993, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                    (ii) Definition of Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:
                    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (iii)  Definition of Eligible Retirement Plan.
                    An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (iv) Definition of Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse or former spouse who is the Alternate Payee under a QDRO are Distributees with regard to the interest of the spouse or former spouse.

                    (v) Definition of Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


                                   ARTICLE 10
                            VESTING, RETIREMENT, AND
                            TERMINATION OF EMPLOYMENT

               10.1 Vesting in Deferred Salary, After-Tax and Rollover
                    Contributions

                    A Participant shall at all times have a one hundred percent (100%) vested and nonforfeitable interest in the value of his Deferred Salary Account, After-Tax Contributions Account and Rollover Account, if any.

               10.2 Vesting in Employer Account

                    (A) A Participant shall at all times have a one hundred percent (100%) vested and nonforfeitable interest in the value of his Employer Contributions (and earnings thereon) made prior to the Effective Date.

                    (B)  A Participant shall have a one hundred
                         percent (100%) vested and nonforfeitable interest in the value of all funds credited to his Employer Account at his Normal Retirement Age or if the Participant's employment is terminated due to death, becoming Disabled or retirement on a Normal, Early or Postponed Retirement Date.

                    (C) A Participant whose employment is terminated prior to his Retirement Date (and for any reason other than death, becoming Disabled or termination on an Early, Normal or Postponed Retirement Date) shall have a vested and nonforfeitable right to any Employer Contributions (and earnings thereon) in his Employer Account in accordance with the following schedule:

                         Years of Service         Percentage Vested

                         less than 1                     0%
                         1 but less than 2              33-1/3%
                         2 but less than 3              66-2/3%
                         3 or more                      100%

                         For all new Participants of the Plan whose employment commences on or after January 1, 1995, a Participant shall have a vested and nonforfeitable right to any Employer Contributions (and earnings thereon) in his Employer Account in accordance with the following schedule:

                         Years of Service         Percentage Vested

                         less than 1                     0%
                         1 but less than 2              20%
                         2 but less than 3              40%
                         3 but less than 4              60%
                         4 but less than 5              80%
                         5 or more                     100%

               10.3 Vesting After Prior Distributions

                    Section 10.2 shall be applied as set forth in this
                    Section 10.3 in the case of any Participant who received one or more prior withdrawals or distributions from his Employer Account, who thereafter has not incurred five (5) consecutive One-Year Periods of Severance and who is not yet 100% vested in the Employer Account. The vested portion of such Participant's Employer Account shall be determined in two steps. First, the Participant's vested percentage under Section 10.2 shall be applied to the sum of (a) the value of the Employer Account plus (b) the aggregate amount of the Participant's prior withdrawals or distributions from such Account. Then, the aggregate amount of the Participant's prior withdrawals or distributions from such Account shall be subtracted.

               10.4 Forfeitures

                    (A) If a Participant's employment is terminated, any portion of his Account Balance in which the Participant does not have a nonforfeitable interest shall be provisionally forfeited as of his Severance From Service Date.

                    (B) If a Participant who has had a provisional forfeiture shall again become an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, the Employer shall reinstate (as of the Participant's Reemployment Commencement Date) the dollar amount of his Account Balance forfeited, unadjusted for any gains or losses which occurred during said Periods of Severance.
                         If such Participant received a distribution upon termination, reinstatement of the prior forfeited amount will be provided automatically without requiring repayment of the amount of any prior distribution. Thereafter, Section 10.3 may be applicable to the determination of the vested portion of the Participant's Employer Account.

                    (C) If the Participant is not rehired before incurring five (5) consecutive One-Year Periods of Severance, the amount of his provisional forfeiture shall be forfeited permanently.

                    (D) Any provisional forfeitures resulting from the operation of this Section shall be held until the last business day of the Plan Year and shall be used first to reinstate prior forfeitures pursuant to paragraph (B). Any amounts remaining after such reinstatement shall be used, as of the last business day of the Plan Year, to reduce Employer Contributions which are due or may become due under the Plan. To the extent the available forfeitures are insufficient to fully reinstate Participants' previously nonvested amounts, the Employer will make an additional contribution to the Plan sufficient to fully reinstate such amounts.


                                   ARTICLE 11
                                   WITHDRAWALS

               11.1 Hardship Withdrawals

                    (A) The Administrator shall direct the Trustee to make a distribution to a Participant in accordance with this Section in the event of a Participant's Hardship and request for withdrawal. For purposes of this Section, a distribution will be on account of Hardship only if the distribution:

                         (1)  Is made on account of an immediate and
                              heavy financial need of the Participant;
                              and

                         (2)  Is necessary to satisfy such immediate
                              and heavy financial need and does not
                              exceed the amount required to relieve
                              such need and is not reasonably
                              available from other resources of the
                              Participant.

                    (B)  Immediate and heavy financial needs
                         recognized by the Plan shall include and be limited to:

                         (1)  Medical expenses (as described in
                              Section 213(d) of the Code) incurred by
                              the Participant, the Participant's
                              Spouse or any dependent of the
                              Participant (as defined in Section 152
                              of the Code);

                         (2)  Purchase (excluding mortgage payments)
                              of a principal residence for the
                              Participant;

                         (3)  Payment of tuition and related
                              educational fees for the next 12 months
                              of post-secondary education for the
                              Participant or the Participant's Spouse, children or dependents;

                         (4)  The need to prevent eviction of the
                              Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                         (5) Such other immediate and heavy financial needs as determined by the Commissioner of the Internal Revenue Service and announced by publication of revenue rulings, notices and other documents of general applicability.

                    (C) A distribution will be deemed necessary to satisfy the immediate and heavy financial need of the Participant if:

                         (1) The distribution is not in excess of the amount of the immediate and heavy financial need;

                         (2)  The Participant has obtained all
                              distributions, other than hardship
                              distributions, and all nontaxable loans
                              currently available under all plans
                              maintained by the Employer;

                         (3) The Plan, and all other plans maintained by the Employer, other than health care plans, provide that the Participant's elective contributions and employee contributions, if any, will be suspended for at least 12 months after receipt of the hardship distribution; and

                         (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the Hardship distribution.

                    (D) The Administrator may require the submission of such evidence as it may reasonably deem necessary to confirm the existence of such a Hardship. In the case of a married Participant, a requested Hardship withdrawal shall not be paid unless the Participant's Spouse has consented in writing to the payment of such withdrawal in the form of a lump sum (instead of a Qualified Joint and Survivor Annuity). The Spouse's consent shall be given within the 90-day period preceding payment of the withdrawal. A request for distribution pursuant to this Section shall be approved or denied by written instrument given by the Administrator to the Participant at his address as provided to the Administrator, within sixty (60) days after the date the written request, complete with all evidence with respect thereto requested by the Administrator, is given to the Administrator by the Participant. In the event that such request is approved, the distribution shall be made within thirty (30) days after notice of approval is given by the Administrator to the Participant from such portions of the Participant's Account as he shall designate; provided, however, that under no circumstances may Employer Contributions and earnings thereon, or earnings on the Participant's Deferred Salary Contributions, be distributed pursuant to this Section.

               11.2 Withdrawal of After-Tax Contributions

                    Upon written request to the Plan Administrator, a Participant may withdraw all or any part of the amount credited to his After-Tax Contributions Account, provided, however, that the Participant may make such withdrawal only once each Plan Year. All such withdrawals shall be made within sixty
                    (60) days of the receipt of the Participant's written request by the Administrator, or as soon thereafter as practicable.

               11.3 Loans to Participants

                    11.3.1 Amount of Loans. With the Company's prior written consent, a Participant who is an Employee (or who otherwise is a 'party in interest' as defined in
                              Section 3(14) of ERISA) may obtain a
                              cash loan from the Participant's
                              Accounts.  The minimum amount of the
                              loan shall be $1,000.  Subject to
                              Section 11.3.2, the maximum amount of
                              the loan shall be 50% of the value of
                              the vested portion of the Participant's
                              Accounts.

                    11.3.2 Aggregate Loan Limitation. No loan shall be granted under the Plan if it would cause the aggregate balance of all loans which a Participant thereafter has outstanding under this Plan or under any other qualified plan maintained by any member of the Affiliated Group to exceed $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of 12 consecutive months ending on the day before a new loan is made.

                    11.3.3 Terms of Loans. A loan to a Participant shall be made on such terms and conditions as the Company may determine, provided that the loan shall:

                         (a) Be evidenced by a promissory note signed by the Participant and secured by no more than 50% of the value of the vested portion of all of his or her Accounts (regardless of the amount of the loan or the source of the loan funds);

                         (b)  Bear interest at a fixed rate equal to
                              the prime interest rate in effect at the New York main office of Citibank, N.A., plus 1% on the last business day of the month immediately preceding the date on which the Company receives the prescribed loan request form;

                         (c)  Provide for declining balance
                              amortization over its term with payments at quarterly or more frequent intervals, as determined by the Company;

                         (d)  Provide for loan payments of not less
                              than $10 per payment;

                         (e)  Provide for loan payments (i) to be
                              withheld whenever possible through
                              periodic payroll deductions from the
                              Participant's compensation from the
                              Company or (ii) to be paid by check or
                              money order whenever payroll withholding is not possible;

                         (f)  Provide for repayment in full on or
                              before the earlier of (i) the date when
                              the Participant ceases to be an Employee or (ii) the date five years after the loan is made (or the date 15 years after the loan is made if the loan is used to acquire a dwelling which, within a reasonable period of time, is to be used as the principal residence of the Participant); and

                         (g)  Provide that a Participant's Accounts
                              shall not be applied to the satisfaction of the Participant's loan obligations before the Accounts become distributable under Article 9, unless the Company determines that the loan obligations are in default and takes such actions as the Company deems necessary or appropriate to cause the Plan to realize on its security for the loan. Such actions may include (without limitation) an involuntary withdrawal from the Participant's vested Accounts, whether or not the withdrawal would be permitted under Section 11.5 on a voluntary basis; provided that an involuntary withdrawal from vested Company contributions paid within the most recent 24 months or from Deferred Salary Accounts shall be made only to the extent that the requirements of Section 11.5 are met. The Company may take such action as it deems necessary to recover the balance of a loan secured by such Company contributions or by Deferred Salary Accounts. If an involuntary withdrawal from Deferred Salary Accounts or Employer Account occurs, the Participant shall be subject to the consequences described in Article 9. If any involuntary withdrawal occurs, the Participant shall not be permitted to obtain a new loan under the Plan for a period of 12 months, commencing as of the last day of the payroll period in which the involuntary withdrawal occurs. The consent of the Participant's Spouse shall not be required at the time of any action taken by the Company under this
                              Section 11.3.3(g).

                    11.3.4 Company Consent. The Company, based on the borrower's creditworthiness and the criteria set forth in this Section 11.3, may withhold its consent to any loan or may consent only to the borrowing of a part of the amount requested by the Participant. The Company shall act upon requests for loans in a uniform and nondiscriminatory manner, consistent with the requirements of Section 401(a),
                              Section 401(k) and related provisions of the Code and Section 408(b)(1) of ERISA and the regulations thereunder.

                    11.3.5 Restrictions on Loans. No Participant shall have more than one loan under this
                              Section 11.3 outstanding at the same
                              time.  A Participant shall not be
                              permitted to obtain more than one loan
                              under this Section 11.3 in any period of 12 consecutive months. A married Participant shall not be permitted to obtain any loan under this Section 11.3 unless his or her Spouse has consented in writing to the assignment of his or her Accounts as security and to any actions that the Company subsequently may take under Section 11.3.3(g), except to the extent the portion of the Participant's Accounts used as security for the loan does not exceed $3,500.

                    11.3.6 Disbursement and Source of Loans. A Participant may request a loan by filing a request with the Company in accordance with procedures established by the Company. A loan shall be disbursed as soon as reasonably practicable after the date on which the Company receives the loan request (subject to the Company's consent). For purposes of this Section 11.3, the value and vested percentage of a Participant's Accounts shall be determined on the last business day of the quarter immediately preceding the date when the Trustee effects the loan transaction or such other more current valuation date that the Company may determine. If a Participant requests and is granted a loan, the amount of the loan shall be transferred from the Participant's Accounts. If more than one Account is available to make a transfer, the transfer shall be made proportionately from each Account, subject to such other ordering rules as the Company may adopt. The promissory note executed by the Participant shall be held by the Trustee or its agent as part of the Trust Fund.

                    11.3.7 Loan Payments and Defaults. Principal and interest payments on a Participant's loan shall be credited as soon as reasonably practicable to the
                              Participant's Accounts proportionately,
                              subject to the ordering rules, if any,
                              adopted by the Company. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be borne solely by that Participant's Accounts.

                    11.3.8 Loan Fees. A Participant who obtains a loan under this Section 11.3 shall be required to pay such fees as the Trustee or its agent may impose in order to defray the cost of administering loans from the Plan.


                                   ARTICLE 12
             DISTRIBUTION OF EXCESS DEFERRALS, EXCESS CONTRIBUTIONS
                       AND EXCESS AGGREGATE CONTRIBUTIONS

               12.1 Distribution of Excess Contributions

                    (A) Notwithstanding any other provision of the Plan, Excess Contributions (as hereinafter defined) and income allocable thereto, including income for periods after the close of the Plan Year to which the Excess Contributions applies, if appropriate, shall be distributed as soon as administratively possible, but in no event later than the last day of each Plan Year, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

                    (B)  For purposes of this Section, 'Excess
                         Contributions' for any Plan Year means the aggregate amount of Deferred Salary Contributions of Highly Compensated Employees for any Plan Year (not including any such Deferred Salary Contributions that exceed the $9,240 limit of Section 402(g)(3) of the Code and are distributed to Participants for the calendar year ending with such Plan Year pursuant to Section 4.1(C)) that exceeds the limitations described in Section 4.4.

                    (C)  The amount of such Excess Contributions
                         distributable to Highly Compensated Employees shall be determined by reducing the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage to the extent required to

                         (1)  Enable the cash or deferred arrangement
                              to satisfy the deferral percentage test
                              limitation described in Section 4.4; or

                         (2) Cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage.

                         This process must be repeated until the cash or deferred arrangement satisfies one of the deferral percentage tests described in
                         Section 4.4.

                         Any Excess Contributions of any of the 10 most highly compensated Highly Compensated Employees and any five percent (5%) owner affected by the family aggregation rules described in the definition of the term 'Highly Compensated Employee' in Section 2.35 above shall be allocated among the individuals in each family aggregation group in proportion to the Deferred Salary Contributions taken into account under
                         Section 4.4 for each such individual.

                         Any Excess Aggregate Contributions of any of the 10 most highly compensated Highly Compensated Employees and any five percent (5%) owner affected by the family aggregation rules described in the definition of the term 'Highly Compensated Employee' in Section 2.35 above shall be allocated among the individuals in each family aggregation group in proportion to the After-Tax Contributions and Employer Matching Contributions taken into account under Section 5.3 for each such individual.

                    (D) The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Deferred Salary Contributions and Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Deferred Salary Contributions and Employer Contributions on the last day of the preceding Plan Year.

                         Income allocable to Excess Contributions for the Plan Year and for the "gap period" between the end of the Plan Year and the date of distribution shall be determined pursuant to Proposed Regulation Section 1.401(k)- 1(f)(4).

                    (E)  The Excess Contributions which would
                         otherwise be distributed to the Participant shall be adjusted for income in accordance with regulations and other official pronouncements from the Secretary of the Treasury.

                    (F) Amounts distributed pursuant to this Section shall first be treated as distributions from the Participant's Deferred Salary Account and shall be treated as distributed from the Participant's Employer Contributions only to the extent such Excess Contributions exceed the balance in the Participant's Deferred Salary Account.

               12.2 Distribution of Excess Aggregate Contributions

                    (A) Excess Aggregate Contributions and income allocable thereto shall be forfeited, pursuant to this Section, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants who made After-Tax Contributions for the preceding Plan Year or who received an Employer Matching Contribution for the preceding Plan Year.

                    (B)  For purposes of this Section, 'Excess
                         Aggregate Contributions' shall mean the
                         amount described in Section 401(m)(6)(B) of the Code.

                    (C)  The Employer shall rank its Highly
                         Compensated Employees by Contribution
                         Percentage in descending order. The Employer shall then reduce the amount of Employer Matching Contributions and After-Tax Contributions taken into account in computing the Contribution Percentage which were made on the behalf of the Highly Compensated Employee with the Highest Contribution Percentage until the following occurs:

                         (1)  The Plan satisfies the limitations set
                              forth in Section 5.3; or

                         (2)  The Contribution Percentage for such
                              Highly Compensated Employee is reduced
                              to a percentage which equals the
                              Contribution Percentage of the Highly
                              Compensated Employee with the next
                              highest Contribution Percentage.

                         In applying the reduction mechanism set forth in this Section, the After-Tax Contributions made by a Highly Compensated Employee shall be reduced before the Employer Matching Contributions made on behalf of such Highly Compensated Employee are reduced.

                    (D) The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Employer Matching Contributions and After-Tax Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions made on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balance attributable to Employer Matching Contributions and After-Tax Contributions.

                         Income allocable to Excess Aggregate
                         Contributions for the Plan Year and for the "gap period" between the end of the Plan Year and the date of distribution (or forfeiture) shall be determined pursuant to Proposed Regulations Section 1.401(m)-1(e)(3).

                    (E) The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contributions, shall in no event be less than the lesser of the Participant's Account Balance under the Plan or the Participant's Employer Matching Contributions and After-Tax Contributions for the Plan Year.

                    (F)  Excess Aggregate Contributions shall be
                         distributed from the Participant's After-Tax
                         Contributions Account and forfeited, if
                         otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed), from the Participant's Matching Contribution Account in proportion to the Participant's Matching Contributions for the Plan Year.

                    (G)  Amounts forfeited by Highly Compensated
                         Employees under this Section shall be:

                         (1)  Treated as Annual Additions under
                              Sections 5.6 and 5.7 of the Plan; and

                         (2)  Allocated, after all other forfeitures
                              under the Plan, to the same Participants and in the same manner as such other forfeitures of Employer Matching Contributions are allocated to Participants under the Plan; provided, however, that no such forfeitures arising under this Section shall be allocated to the account of any Highly Compensated Employee.


                                   ARTICLE 13
                           ADMINISTRATION OF THE PLAN

               13.1 Plan Administrator

                    Except as to those functions reserved within the Plan to the Board of Directors, there shall be an individual administrator or an administrative committee (hereafter referred to as the Administrator) appointed by the Board of Directors to control and manage the operation and administration of the Plan. The Administrator shall be considered the "named fiduciary" and the "plan administrator" for purposes of ERISA and the Code. The Board of Directors shall have the authority to allocate or delegate among themselves, to the Administrator, or to any other person, any fiduciary responsibility with respect to the Plan.

               13.2 Selection of Committee

                    If the Board of Directors appoints a committee to be the Administrator, then such committee shall consist of not fewer than three nor more than seven members to serve at its pleasure and without compensation for service as such. The committee shall select a secretary (who may, but need not, be a member of the committee) to keep its records or to assist it in the doing of any act or thing to be done or performed by the committee.

                    A majority of the members of the committee at the time in office shall constitute a quorum for the transaction of the business at any meeting. Any determination or action of the committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office. No member who is a Participant of this Plan, however, shall vote on any question relating solely to himself.

               13.3 Powers of the Administrator

                    The Administrator, subject to the limitations herein contained and to such other restrictions as the Board of Directors may make, shall have the discretionary power and the duty to take all action and to make all decisions necessary or proper to carry out the provisions of Plan. The determination of the Administrator as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Administrator with respect to the classification of Employees, Participants, beneficiaries, contributions, or benefits shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties:

                    (A)  To require any person to furnish such
                         information as it may request for the purpose of the proper administration of the Plan as a condition of receiving any benefits under the Plan;

                    (B)  To make and enforce such rules and
                         regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

                    (C)  To interpret the Plan, and to resolve
                         ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

                    (D) To decide on questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

                    (E) To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan. The Administrator may require claims for benefits to be filed in writing, on such forms and containing such information as the Board may deem necessary. Adequate notice shall be provided in writing to any Participant or beneficiary thereof whose claim for benefits under the Plan has been wholly or partially denied. The Plan claim review procedure is more particularly described in Section 13.7 of the Plan. Notice of denial of a claim shall be written in a manner calculated to be understood by the Participant or his Beneficiary and shall afford reasonable opportunity to the Participant or his Beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying the claim;

                    (F) To allocate any such powers and duties to or among individual members of any administrative committee serving as the
                         Administrator;

                    (G) To designate persons other than Administrator to carry out any duty or power which would otherwise be a fiduciary responsibility of the Administrator, under the terms of the Plan; and

                    (H) To make such administrative or technical amendments to the Plan as may be necessary or appropriate to carry out the intent of the Board of Directors, including such amendments as may be required to satisfy the requirements of Section 401(a) and Section 401(k) of the Code, and of ERISA and any similar provisions or subsequent revenue or other laws, or the rules and regulations from time to time in effect under any of such laws or to conform with governmental regulations or other policies.

               13.4 Selection and Replacement of Trustee

                    The Board of Directors shall appoint and they shall retain the power to discharge or replace the Trustee. However, the power to appoint, discharge or replace the Trustee shall not confer any responsibility or authority upon the Board of Directors with respect to the management or control of the assets of the Plan.

               13.5 Selection of Other Professional Counselors

                    (A) The Administrator may employ a counsel, a qualified public accountant, a qualified actuary, consultant and such clerical, medical and other accounting services as it may require in carrying out the provisions of the Plan or in complying with requirements imposed by ERISA and the Code.

                    (B) The Administrator may appoint an investment manager or managers and delegate investment responsibilities to manage any assets of the Plan, including the power to acquire and dispose of fund assets and to perform such other services as the Administrator shall deem necessary or desirable in connection with the management of Plan assets. Such investment manager or managers shall (i) be registered as an investment advisor under the Investment Advisors Act of 1940; (ii) be a bank, as defined in the Investment Advisors Act of 1940; or (iii) be an insurance company qualified to manage, acquire or dispose of qualified plan assets under the laws of more than one State; and shall acknowledge in writing to the Administrator that he is (or they are) a fiduciary with respect to the Plan. Anything in this Article or elsewhere in the Plan to the contrary notwithstanding, the Trustee shall be relieved of the authority and discretion to manage and solely control the assets of the Plan to the extent that authority to acquire, dispose of, or otherwise manage the assets of the Plan is delegated to one or more investment managers in accordance with this Section.

               13.6 Reliance on Professional Counselors

                    To the extent permitted by law, the Administrator and any person to whom it may delegate any duty or power in connection with administering the Plan, the Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in reliance upon, any counsel, accountant, other specialist, or other person selected by the Administrator, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them or by the Trustee. Further, to the extent permitted by law, no member of the Administrator, nor the Employer, nor the officers nor directors thereof, shall be liable for any neglect, omission or wrongdoing of the Trustee or any other member of the Administrator.

               13.7 Plan Claim Procedure

                    (A) Any claim for a Plan benefit hereunder shall be filed by a Participant or Beneficiary (claimant) of this Plan on the form prescribed for such purpose with the Administrator, or in lieu thereof, by written communication which is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Administrator.

                    (B) If a claim for a Plan benefit is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within ninety (90) days after receipt of the claim by the Administrator.

                    (C)  Any claimant who is denied a claim for
                         benefit shall be furnished written notice setting forth:

                         (1)  The specific reason or reasons for the
                              denial;

                         (2) Specific reference to the pertinent Plan provisions upon which the denial is based;

                         (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                         (4)  An explanation of the Plan's claim
                              review procedure.

                    (D) In order that a claimant may appeal denial of a claim, a claimant or his duly authorized representative:

                         (1)  May request a review by written
                              application to the Administrator not
                              later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

                         (2)  May review pertinent documents; and

                         (3)  May submit issues and comments in
                              writing.

                    (E) A decision on review of a denied claim shall be made not later than sixty (60) days after the Plan's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review.

                         The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

               13.8 Source of Payment of Expenses

                    All expenses prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be employed by the Administrator in connection with the administration thereof, shall be paid from the Trust Fund to the extent not paid by the Employer.

               13.9 Compensation of the Administrator

                    The Administrator shall serve without compensation for services as such (other than any compensation the Administrator may receive as an employee of the Employer), but all reasonable expenses incurred in the performance of their duties shall, to the extent not paid by the Employer, be paid from the Trust Fund. Unless otherwise determined by the Company or unless required by any Federal or State law, the Administrator shall not be required to give any bond or other security in any jurisdiction.

              13.10 Fiduciary Liability Insurance

                    The Administrator may, to the extent permitted by law, procure and pay (from assets of the Plan or the Employer) insurance premiums for fiduciary liability insurance covering the Board of Directors, the Administrator and other such Employees of the Employer as the Administrator shall in their discretion determine. To the extent such insurance is not obtained and to the extent permitted by law, the Employer shall indemnify any fiduciary described in the preceding sentence for any loss arising out of any action in connection with the performance (or omission) of any duty imposed by the Plan.


                                   ARTICLE 14
                            AMENDMENT OR TERMINATION

               14.1 Right to Amend

                    (A) The Board of Directors, a delegate of the Board of Directors or an authorized officer of the Company reserves the right at any time and from time to time and retroactively if deemed necessary or appropriate, to modify or amend, in whole or in part, any or all of the provisions of the Plan.

                    (B) No such modification or amendment, however, shall make it possible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan, prior to the satisfaction of all liabilities with respect thereto. Moreover, no amendment or modification shall make it possible to deprive any Participant of a previously accrued benefit (including an optional form of benefit), except to the extent permitted by Section 412(c)(8) of the Code.

                    (C) The Administrator may adopt amendments which do not significantly affect the cost of the Plan and which may be necessary or appropriate to qualify or maintain the Plan, any trust and any contract with an insurance carrier which may form a part of the Plan as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code.

               14.2 Right to Discontinue Plan

                    The Board of Directors reserves the power to discontinue the Plan at any time with respect to any or all Employers. Unless the Plan be sooner terminated, a successor to the business or any portion thereof of an Employer, by whatever form or manner resulting, with the written consent of the Company, may continue the Plan and become a party to the Trust Agreement by executing appropriate supplemental agreements and other documents, and such successor shall, succeed to all applicable rights, powers and duties of such Employer with relation thereto. The employment of any Participant who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose under the Plan.

               14.3 Obligations Upon Merger, Consolidation or Transfer

                    In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

               14.4 Obligations Upon Termination, Partial Termination
                    or Discontinuance

                    (A) While each Employer intends to continue the Plan indefinitely, nevertheless it assumes no contractual obligation as to the Plan's continuance, and the Board of Directors may terminate the Plan as to any Employer. In the case of any termination, partial termination or complete discontinuance of contributions, each Participant who is then an Employee and who is affected by the termination, partial termination or complete discontinuance of contributions shall have a one hundred percent (100%) non-forfeitable interest in the Account Balance.

                    (B) At the direction of the Administrator after any such discontinuance, and after payment of, or appropriate reserve for, the expenses of any such discontinuance each Participant's Account Balance shall be paid in cash to each Participant, or, if he is then deceased, to his designated beneficiary, if living, or, if such beneficiary is not living, to such deceased Participant's estate.

                    (C)  Notwithstanding the foregoing, a
                         Participant's Account Balance shall not be distributed pursuant to a termination, partial termination or complete discontinuance of contributions if the Employer or an affiliated Employer maintains a successor plan with respect to the Participant.

               14.5 Continued Funding After Plan Termination

                    Anything in the Plan to the contrary
                    notwithstanding, no Employer, upon any termination or partial termination of the Plan, shall have any obligation or liability whatsoever to make any further payments for the benefit of Participants (including all or any part of any contributions payable prior to any termination of the Plan), to the Trustee for benefits under the Plan. Neither the Trustee, the Board of Directors, the Administrator, nor any Participant, Employee, nor beneficiary, shall have any right to compel an Employer to make any payment after the termination or partial termination of the Plan.

               14.6 Distribution Upon Sale of Assets

                    A Participant's Account Balance may be distributed to the Participant as soon as administratively feasible after the sale of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed if the Participant is no longer employed by the Employer or an affiliated Employer who has adopted the Plan and the assets were not sold to a related employer.


                                   ARTICLE 15
                               GENERAL PROVISIONS

               15.1 No Implied Employment Contract

                    This Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person, whether or not in the employ of the Employer, any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant in the Plan.

               15.2 Benefits Not Assignable

                    Except as may otherwise be provided by law, no distribution or payment under the Plan to any Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any person entitled to such distribution or payment.

                    Notwithstanding the foregoing, the right to a benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code) may be created, assigned or recognized. The Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in a manner consistent with Section 414(p) of the Code.

               15.3 Facility of Payment

                    If the Administrator determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, the Administrator may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, Administrator and the Trustee.

               15.4 Source of Benefits

                    The Trust Fund shall be the sole source of benefits under this Plan, and each Employee, Participant, Beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for payment of benefits. Except as may be otherwise provided by ERISA or other applicable law, the Employer shall have no liability to make or continue from its own funds the payment of any benefit under the Plan.

               15.5 Lost Participants or Beneficiaries

                    If the Plan is unable to make payment to any Participant or Beneficiary who is entitled to receive a Plan Benefit, because it cannot ascertain the identity or whereabouts of such Participant or Beneficiary after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or Beneficiary as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited and used to reduce Employer contributions to the Plan twenty-four
                    (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, without interest, no later than sixty (60) days after the date on which the Participant or Beneficiary is identified or located.

               15.6 Service in Several Fiduciary Capacities

                    Any person, group of persons, or entity, may serve in more than one fiduciary capacity with respect to the Plan.

               15.7 Construction of Plan

                    Headings to the articles, sections or subsections of the Plan have been supplied for convenience only and are not to be taken as limiting or extending the meanings of any of the provisions of the Plan.

               15.8 Governing Law

                    The provisions of the Plan shall be construed, administered and governed under ERISA and, to the extent not preempted, the laws of the State of California.

               15.9 Intent to Comply With Legal Requirements

                    The Employer intends that the Plan shall be a qualified plan of deferred compensation established for the exclusive benefit of its Employees and their Beneficiaries as provided for in Section 401(a) of the Code or as provided for in any similar provisions of subsequent revenue laws and that the Plan assets held by the Trustee shall be exempt from taxation under Section 501(a) of the Code.

              15.10 Annuity Contracts

                    Any annuity contract purchased by the Plan and distributed to a Participant shall provide that the benefits under the contract shall be provided in accordance with the applicable consent, present value and other requirements of Section 417(e) of the Code.

               15.11 Voting Rights

                    Before each annual or special meeting of the Company's stockholders, the Company shall cause to be sent to each Participant a copy of the proxy statement being sent to the registered stockholders of the Company. A Participant shall have the right to instruct the Trustee confidentially with respect to the voting of all shares of FHC Stock, whether or not vested, that were allocated to his or her Account on the applicable record date for such meeting. The Company shall conclusively determine the number of the whole and fractional shares of FHC Stock that are subject to each Participant's voting instructions and shall advise the Trustee accordingly. The voting instructions shall be on a form prescribed by the Company and shall be submitted to the Trustee not later than the date specified by the Company. Once received by the Trustee, the voting instructions shall be irrevocable. Under no circumstances shall the Trustee permit the Company or any representative thereof to see any voting instructions given by any Participant to the Trustee. The Trustee shall vote any shares of FHC Stock with respect to which it has not received (prior to the date specified by the Company) voting instructions on the prescribed form from the appropriate Participants, in direct proportion to the shares with respect to which it has received timely voting instructions from Participants.

              15.12 Other Instructions by Participants

                    In the event that any person or group of persons makes a tender offer subject to Section 14(d) of the Securities Exchange Act of 1934 to acquire all or part of the outstanding shares of FHC Stock, including the Stock held in the FHC Stock Fund ("Acquisition Offer"), each Participant shall be entitled to direct the Trustee confidentially (on a form to be prescribed by the Company) to tender all or part of those shares of FHC Stock which would then be subject to such Participant's voting instructions under Section 15.11. If the Trustee receives an instruction by the date communicated by the Company to Participants, the Trustee shall tender such shares in accordance with such instruction. Any shares of FHC Stock with respect to which the Trustee does not receive timely instructions shall be tendered or withheld by the Trustee in the same proportion as the shares with respect to which the Trustee has received timely instructions from Participants. The Company shall distribute to each Participant all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Company with respect to such offer issued pursuant to Rule 14e-2 under the Securities Exchange Act of 1934, as soon as practicable after such materials are issued; provided, however, that if the Company fails to issue such statement within five business days after the commencement of such offer, the Company shall distribute such materials to each Participant without the statement by the Company and shall separately distribute such statement as soon as practicable after it is issued. The Trustee shall follow the procedures regarding the confidentiality of instructions described in
                    Section 15.11.


                                   ARTICLE 16
                     ROLLOVER CONTRIBUTIONS AND TRANSFERS

               16.1 Transfers From Other Plans

                    In the event that an individual

                    (A) Becomes an Employee eligible to participate in the Plan, and

                    (B)  Was a participant in a plan qualified under
                         Section 401(a) of the Code, the trust of which is exempt from tax under Section 501(a) of the Code, and

                    (C) Received from such trust a "qualified total distribution" (within the meaning of subsection 402(a)(5)(E) of the Code) which qualifies for rollover treatment in accordance with Section 402(a)(5), and

                    (D) such "qualified total distribution" consists of money,

                    then, with the consent of the Company, the eligible Employee may transfer any portion of the distribution, to the extent it exceeds the amount referred to in subsection 402(e)(4)(D)(i) of the Code, to this Plan on or before the sixtieth
                    (60th) day after the day on which he received such distribution, and upon receipt by the Plan, such amount shall be credited to the Rollover Account established under the Plan, pursuant to Article 6.

                    Notwithstanding the foregoing, there may be transferred directly from the trustee of another plan qualified under Section 401(a) of the Code, the trust of which is exempt from tax under
                    Section 501(a) of the Code, to the Trustee, subject to the approval of the Administrator and the Trustee that such transfer will not adversely affect the qualified status of the Plan, all or any of the assets, including voluntary contributions, if any (whether by Trustee, Custodian or otherwise) on behalf of the other plan which is maintained for the benefit of any Employees who are about to become Participants in this Plan.

                    The eligible Employee shall have a one hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of any transfer pursuant to this Section.

               16.2 Rollover of Funds From Conduit Individual
                    Retirement Account (IRA)

                    In the event that an individual

                    (A) Becomes an Employee eligible to participate in the Plan, and

                    (B)  Shall have established an Individual
                         Retirement Account or Individual Retirement
                         Annuity (hereinafter collectively referred to as "IRA") described in Sections 408(a) and 408(b), respectively, of the Code, which IRA is comprised solely of amounts constituting a rollover contribution of a qualified total distribution from an employer's trust described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or an annuity plan described in
                         Section 403(a) of the Code, and

                    (C) Received from such IRA the entire amount of the account or the entire value of the annuity, including any earnings on such sums, pursuant to Section 408(d)(3)(A)(ii) of the Code, then, with the consent of the Company, the eligible Employee may transfer the entire amount received in such distribution to this Plan (for the benefit of such individual) on or before the sixtieth (60th) day after the day on which he received such payment or distribution, and upon receipt by the Plan, such amount shall be credited to the Rollover Account established hereunder.

                    The Participant shall have a one hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of such IRA rollover.

               16.3 Mistaken Rollover

                    If it is determined that a Participant's rollover contribution did not qualify under the Code for a tax free rollover, then as soon as reasonably possible the balance in the Participant's Rollover Account shall be:

                    (A)  Segregated from all other Plan assets;

                    (B) Treated as a non-qualified trust established by and for the benefit of the Participant; and

                    (C)  Distributed to the Participant.

                    Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.


                                   ARTICLE 17
                             TOP-HEAVY PROVISIONS

               17.1 Top-Heavy Plan Defined

                    This Article shall apply if the Plan is a "Top-Heavy Plan" as hereinafter provided. The Plan shall be a "Top-Heavy Plan" in a Plan Year if, as of the Determination Date the present value of the cumulative accrued benefits (as calculated below) of all Key Employees exceeds sixty percent (60%) of the present value of the accumulative accrued benefits under the Plan of all Employees and Key Employees, but excluding the value of the accrued benefits of former Key Employees.

                    In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as a single employer. In addition, all plans that are part of the Required Aggregation Group shall be treated as a single plan. The Plan shall apply the special rules of Code Sections 416(g)(4)(A), (B) and (E) to determine which Employees and which benefits are taken into account to determine whether the Plan (or any other plan included in a Required Aggregation Group of which the Plan is a part) is a Top-Heavy Plan.

                    Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliated employers, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                    For this purpose, the present value of an Employee's accrued benefit is equal to the sum of
                    (A) and (B) below:

                    (A)  The sum of (i) the present value of an
                         Employee's accrued retirement income in each defined benefit plan which is included in the Required Aggregation Group determined as of the most recent valuation date within the twelve (12) month period ending on the Determination Date and as if the Employee had terminated service as of such valuation date and (ii) the aggregate distribution made with respect to such Employee during the five-year period ending on the Determination Date from all defined benefit plans included in the Required Aggregation Group and not reflected in the value of his accrued retirement income as of the most recent valuation date. In determining present value for all plans in the Required Aggregation Group, the actuarial assumptions set forth for this purpose in the Employer's defined benefit plan shall be utilized and the commencement date shall be determined taking any nonproportional subsidy into account; and

                    (B) The sum of (i) the aggregate balance of his accounts in all defined contribution plans which are part of the Required Aggregation Group as of the most recent valuation date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such an account after the valuation date and on or before the Determination Date, and (iii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Required Aggregation Group and not reflected in the value of his account(s) as of the most recent valuation date.

               17.2 Other Definitions

                    For the purposes of this Article, the following terms shall have the following meanings:

                    (A) "Determination Date" means the last day of the preceding Plan Year except that in the case of the first Plan Year, the term
                         "Determination Date" shall mean the last day of the Plan Year.

                    (B)  "Employee" means (i) a current employee or
                         (ii) a former employee who performed services for the Employer during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years.

                    (C) "Key Employee" means an Employee, a former Employee or the Beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:

                         (1)  An officer of the Employer having an
                              annual Total Compensation greater than
                              fifty percent (50%) of the amount in
                              effect under Section 415(b)(1)(A) of the Code for any such Plan Year. Not more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees shall be considered as officers for purposes of this subparagraph.

                         (2) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer, which is more than one-half percent (.5%) ownership interest in value, and whose Total Compensation equals or exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls.

                         (3)  A five-percent (5%) owner of the
                              Employer.

                         (4) A one percent (1%) owner of the Employer having an annual Total Compensation from the Employer of more than $150,000.

                         Whether an Employee is a five percent (5%) owner or a one percent (1%) owner shall be determined in accordance with Section 416(i) of the Code.

                    (D) "Non-Key Employee" means an Employee who is not a Key Employee.

                    (E)  "Required Aggregation Group" means

                         (1)  Each stock bonus, pension, or profit
                              sharing plan of the Employer in which a
                              Key Employee participates and which is
                              intended to qualify under Section 401(a) of the Code; and

                         (2)  Each other such stock bonus, pension or
                              profit sharing plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of
                              Section 401(a)(4) or Section 410 of the
                              Code.

               17.3 Top-Heavy Vesting

                    (A) If the Plan is a Top-Heavy Plan in a Plan Year, the nonforfeitable percentage of the Account Balance of a Participant for such Plan Year who is credited with an Hour of Service in such Plan Year shall be determined in accordance with the vesting provisions described in Section 10.2 of the Plan.

                    (B) A Participant's nonforfeitable benefit shall not be less than his vested Account Balance determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.

               17.4 Top-Heavy Contributions

                    (A) Solely in the event that any Participant who is a Non-Key Employee is not covered by a defined benefit plan of the Employer which provides the minimum benefit required by
                         Section 416(c)(1) of the Code during a Plan
                         Year in which this Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated to each such Non-Key Employee who has not separated from service by the end of the Plan Year shall be equal to not less than the lesser of:

                         (1) Three percent (3%) of such Participant's Total Compensation in the Plan Year, or

                         (2)  The greatest allocation, expressed as a
                              percentage of Compensation, made to any
                              Participant who is a Key Employee.

                    (B)  The percentage referred to in
                         subparagraph (2) above shall be determined by dividing the contributions and forfeitures allocated to the Key Employee by such Employee's Compensation. The Employer shall make such additional contribution to the Plan as shall be necessary to make the allocation described above. The provisions of this Section apply without regard to contributions or benefits under Social Security or any other Federal or State law. An adjustment may be made to this Section, as permitted under Treasury Regulations, in the event an employee is also entitled to an increased benefit in any other Top-Heavy plan while it is in the Aggregation Group with this Plan.

                    (C) A Non-Key Employee who is otherwise entitled to a minimum contribution under this Section shall not fail to receive the required minimum contribution because the Employee is excluded from participation because the Employee failed to make elective Deferred Salary Contributions under the Plan.

               17.5 Adjustment to Limitation on Annual Additions

                    (A) If the Employer also maintains a qualified defined benefit plan (as defined in Section 3(35) ERISA and Section 414(j) of the Code) and which is not part of a floor-offset arrangement (as defined in Section 414(k) of the Code) the denominator of both the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction, as set forth in
                         Section 5.6, for the limitation year ending in such Plan Year will be adjusted by substituting one (1) for one and twenty-five one hundredths (1.25) in each place the figure occurs.

                    (B) The adjustments referred to in paragraph (A) are not required if:

                         (1)  the Plan would not be Top-Heavy if
                              ninety percent (90%) were substituted
                              for sixty percent (60%) in Section 17.1, and

                         (2)  Section 17.4(A) is adjusted by
                              substituting four percent (4%) for three percent (3%) where the figure occurs.

                    (C) The adjustments referred to in paragraph (A) above do not apply to any Participant as long as no Employer contributions, forfeitures, salary deferrals, or nondeductible voluntary contributions are allocated to such Participant's Accounts and the Participant does not accrue any benefits under any defined benefit plan maintained by the Employer.




                                EXECUTION PAGE

          The Company has caused this amended and restated Plan to be adopted effective January 1, 1994, by having the Plan executed by its duly authorized officer this 22nd day of December, 1994.


                         FOUNDATION HEALTH CORPORATION

                         BY_________________________________

                         ITS_________________________________